 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LSEB CREATIVE CORP.
(Exact name of Registrant as specified in its charter)

Wyoming	5699	83-4415385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

30 N. Gould St. #4000

Sheridan, WY 82801

Telephone: (800) 701-8561

 (Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

LSEB CREATIVE CORP.

30 N. Gould St. #4000

Sheridan, WY 82801

Telephone: (800) 701-8561

 (Name, Address, and Telephone Number for Agent of Service)

Copies to:

BRUNSON CHANDLER & JONES, PLLC

Walker Center

175 S. Main Street, 14th Floor
Salt Lake City, UT 84111

Telephone: (801) 303-5730

chase@bcjlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated Filer	☐
Non-accelerated filer	☐	(do not check if smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common Stock, par value $0.0001 (2)	3,643,000	$0.10	(1)	$364,300	$33.77
Total	3,643,000			$364,300	$33.77

(1)	There is no current market for the securities. Although the registrant’s common stock has a par value of $0.0001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable, and, as such, the registrant has valued the common stock in good faith and for purposes of calculation of the registration fee. In the event of a stock split, stock dividend or similar transaction involving the registrant’s common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Shares of common stock currently issued and outstanding to be sold by certain Selling Security Holders (as hereinafter defined).

(3)	The fee is calculated by multiplying the aggregate offering amount by .0000927, pursuant to Section 6(b) of the Securities Act of 1933.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE (LSEB CREATIVE CORP.), AS WELL AS THE SELLING SECURITY HOLDERS (DEFINED BELOW), MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

SUBJECT TO COMPLETION DATED __________________

PRELIMINARY PROSPECTUS

LSEB CREATIVE CORP.

COMMON STOCK

There are 3,643,000 shares being registered by the Selling Security Holders of the Company. This is a secondary offering of common stock of the Company.  The Selling Security Holders will sell their shares at a fixed price of $0.10 until such time as the common stock is listed on a national securities exchange, or quoted on the OTCQX or OTCQB.  There has been no market for our securities, and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement of which this prospectus forms a part, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the OTCQB or OTCQX tiers of OTC Markets Group’s over-the-counter market, the OTC Link, LLC. We do not yet have a market maker who has agreed to file that application.

We are not a “blank check company,” and we have no plans or intentions to engage in a business combination following this offering. We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements.

Our business is subject to many risks, and investing in our securities involves a high degree of risk. See the section titled “Risk Factors” herein, beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The Selling Security Holders and the Company may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities, and the Selling Security Holders and the Company are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

The date of this prospectus is _____________, 2021.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “LSEB,” “we,” “us,” or “our” refer to LSEB Creative Corp.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important for you to consider. Before making an investment decision in our shares, you should read the entire prospectus carefully, including the section titled “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

LSEB Creative Corp. was formed in the State of Wyoming on April 3, 2019.  The Company’s founders, Lauren Bentley and Jordan Starkman combined own 8,100,000 common shares.  In April 2020, we issued 5,600,000 shares to our President and director Lauren Bentley and 2,500,000 shares to Jordan Starkman, the CFO and director to the Company.  In addition, 400,000 shares were issued to Holly Houk  In April 2019, the company issued an additional 350,000 shares to Emily Field for consulting fees and services rendered.  In May 2019, the company issued 300,000 shares to Makmo Trading Corp for consulting fees,  and in June 2019, 175,000 shares were issued to George Gallo for consulting fees and services rendered. In April 2020, a further 5,000 shares were issued to Joanna Barrass and 3,000 shares to Katherine Jankul-Tsallis for design work and consulting services. In addition, the Company also issued 150,000 shares to the Company’s attorney, Brunson Chandler & Jones, PLLC, for services rendered. These services were valued at $0.10 per share. On August 1, 2021, the Company issued 150,000 shares to Noba Capital Group LLC for consulting services.

LSEB Creative Corp., a company incorporated in the State of Wyoming, is a specialty retailer that offers men and women elevated swimwear designs, constructed with the highest quality materials and techniques. Our product concept focuses on coordinating items within the men’s and women’s sub-categories, which allows customers the ability to coordinate with their partner. It’s this concept, along with our noteworthy fabrics, construction techniques, and “ready-to-wear” inspired designs that will allow LSEB to capture a new space within the market. With the notable growth currently seen in the swimwear industry, our affluent, contemporary target market is in search of assortment and impressive concepts. Our strategy is to exploit these existing opportunities in the luxury swimwear market through the development and growth of our existing web site www.laurenbentleyswim.com, and wholesaler partnerships on a global scale. We believe e-commerce will allow our target market convenient and easy access to our products while effectively building brand awareness and entry into new markets.  We are committed to building a highly recognized brand, offering captivating customer experiences that drive long-term loyalty. We have a mission to design products that offer superior fit, performance, and comfort while incorporating both function and fashionabilty.

We believe we will be able to operate cost efficiently and compete in a highly saturated market by addressing the observed opportunity. LSEB will capture a new space within the market, which is in need of innovation and quality options. The majority of the existing swimwear brands have similar strategies which consist of executing trendy styles and moderate quality at inexpensive prices, representing a similar structure to fast fashion. Focusing on luxury swimwear items for both men and women, LSEB ’s collection will embody it’s affluent, contemporary target market entirely. The individual men’s and women’s sub-collections will be coordinating, as the partnered portion of our target market values looking well put-together as a couple. The physical presence of our collection has the following defining attributes; fine details and finishings, alluring silhouettes, coordinating pieces between the men’s and women’s sub-collections.

The designs are highly influenced by ready-to-wear fashions. Our intention is that individually, the pieces developed are versatile enough that they can be used for not only their intended purpose; swimming and lounging, but potentially incorporated into the customer’s daily wardrobe as well. Similar to ready-to-wear, LSEB’s designs will be comprised of the highest quality fabrics, hardware and embellishments. Newest technologies in fabrics and manufacturing will be involved in design and production stages. This may include technologies such as quick drying finishes or shapewear fabric. From goods to packaging and labeling, the brand identity has been absolutely thought through and is evident across all areas.

Our goal is to become a single source of innovative luxury swimwear for our target market’s needs.  The Company has recognized the sales and profit potential of luxury swimwear for men and women, as consumers are willing to invest in swimwear goods and seek new brands and product assortment.  We strive to offer consumers the highest quality products with a new fashion-forward, innovative outlook to swim fashion.

We do not consider our self a blank check company and we do not have any plan, arrangement, or understanding to engage in a merger or acquisition with any other entity. We do not consider ourselves a blank check company, as we have a specific business plan and have moved forward with our business operations. Specifically, we, while in the development stage, are proceeding with our business plan by constructing and implementing an automated website. We have taken certain steps in furtherance of this business plan including establishing the website and the establishment of relationships with suppliers and manufacturers.

Where You Can Find Us

Our business office is located at 30 N. Gould St. #4000, Sheridan, WY 82801.  Our telephone number is 800-701-8561.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Markets, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (April 3, 2019) through to March 31, 2021, are derived from our audited annual financial statements, and for the six month period ending September 30, 2021.

	For the Six Months Ending September 30, 2021	From Inception April 3, 2019 through March 31, 2021
STATEMENT OF OPERATIONS

Revenues	$-	$-
Total Operating Expenses	$(23,196)	$46,856
Foreign Exchange Gain (Loss)	(2,583)	1,215
Net Loss	$(25,779)	$(45,641)

	As of	As of
	September 30, 2021	March 31, 2021
BALANCE SHEET DATA

Cash	$135,224	14,494
Total Assets	$136,832	91,371
Total Liabilities	$29,922	35,908
Stockholders’ Equity	$(106,910)	(55,463)

RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business and Industry

The recent COVID-19 coronavirus outbreak and related government, private sector, and individual consumer responsive actions may adversely affect our business operations, web traffic, employee availability, travel, financial condition, liquidity, and cash flow.

The outbreak of the COVID-19 coronavirus disease has been declared a pandemic by the World Health Organization continues to spread in the United States, Canada, and in many other countries globally. Related government and private sector responsive actions may adversely affect our business operations. It is impossible to predict the effect and ultimate impact of the COVID-19 pandemic as the situation is rapidly evolving.

The spread of COVID-19 has caused public health officials to recommend precautions to mitigate the spread of the virus, especially when congregating in heavily populated areas, such as malls and lifestyle centers. There is significant uncertainty around the breadth and duration of our store closures and other business disruptions related to COVID-19, as well as its impact on the U.S., Canadian, and global economies, consumer willingness to visit stores, malls, and lifestyle centers, and employee willingness to work once they stores re-open. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions taken to contain it or treat its impact. These and other potential impacts of COVID-19 could therefore materially and adversely affect our business, financial condition and results of operations. As a result of these uncertainties, we are unable to predict the overall impact on our company at this time. Our senior management will continue to monitor our situation on a daily basis; however, we expect that these factors and others we have yet to experience will materially adversely impact our company, its business and operations for the foreseeable future.

Furthermore, we are required to frequently travel to Europe to visit our manufacturer and suppliers, and the travel restrictions due to COVID-19 has delayed our sourcing and production.  In addition, fewer consumers are travelling to warm destinations limiting the demand for swimwear. As vaccination rates increases over the next 6 months, we expect lockdowns and restrictions to be removed as well as businesses and manufacturers to be open for business.

We have a limited operating history and no brand recognition that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Wyoming in April 3, 2019. With the exception of $135,226 in cash on September 30, 2021, we have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history and no brand recognition, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion of operations.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially averse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be approximately $400,000. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to implement our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. From inception to September 30, 2021, we have incurred an accumulated deficit of $159,740, and as of the six months ending September 30, 2021 we have incurred a net loss of $25,779. If we cannot generate sufficient revenues from our services, we may have to delay the implementation of our business plan.

Our future success is dependent, in part, on the performance and continued service of Lauren Bentley, our officer and director. Without her continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Lauren Bentley, our Company’s Officer and Director. We currently do not have an employment agreement with Ms. Bentley. The loss of her services could have a material adverse effect on our business, financial condition or results of operation.

We are selling our products in a highly competitive market and we are unsure as to whether there will be any consumer demand for our products.

The market for swimwear is highly competitive. We compete with companies that are larger and more capitalized than we are. Our competitors may be able to seize the same market opportunities that we are targeting. These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own. The Company is especially susceptible to larger retailers that invest more money in marketing. Moreover, the market for our products is large but highly competitive. There is little or no hard data that substantiates the demand for our products or how this demand will be segmented. It is possible that there will be low consumer demand for our products, or that interest in our products could decline or die out, which would cause us to be unable to sustain our operations.  The availability of swimwear supplies at lower or more competitive prices may cause potential customers to purchase products elsewhere, which would negatively impact our business.

Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. In contrast to our “grassroots” marketing approach, many of our competitors promote their brands through traditional forms of advertising, such as print media and television commercials, and through celebrity endorsements, and have substantial resources to devote to such efforts.  Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we do by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network.

In addition, because we hold no patents or exclusive intellectual property rights in the technology, fabrics or processes underlying our products, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrication techniques, and styling similar to our products.

Our ability to manage the life cycle of our brands and to remain current with fashion trends and launch new product lines successfully could impact the image and relevance of our brands.

Our success depends in part on management’s ability to effectively manage the life cycle of our brands and to anticipate and respond to changing fashion preferences and consumer demands and to translate market trends into appropriate, saleable product offerings in advance of the actual time of sale to the customer. Customer demands and fashion trends change rapidly. If we are unable to successfully anticipate, identify or react to changing styles or trends or we misjudge the market for our products or any new product lines, our sales will be lower, potentially resulting in significant amounts of unsold finished goods inventory. In response, we may be forced to increase our marketing promotions or price markdowns. These risks could have a material adverse effect on our brand image and reputation as well as our results of operations, financial condition and cash flows.

Our success depends on our ability to maintain the value and reputation of our brand.

Our success depends on the value and reputation of the LSEB brand. The LSEB name is integral to our business, as well to the implementation of our strategies for expanding our business. Maintaining, promoting, and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality product, and guest experience. We rely on social media, as one of our marketing strategies, to have a positive impact on both our brand value and reputation. Our brand and reputation could be adversely affected if we fail to achieve these objectives, if our public image was to be tarnished by negative publicity, if we fail to deliver innovative and high-quality products that are acceptable to our guests. Negative publicity regarding the sourcing or production methods of our suppliers or manufacturers could adversely affect our reputation and sales, forcing us to locate alternative suppliers or manufacturing facilities. Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful, the value of our brand may be harmed. Any harm to our brand and reputation could have a material adverse effect on our financial condition.

If any of our products are unacceptable to us or our guests, our business could be harmed.

We may in the future receive shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards. We also may in the future receive, products that are otherwise unacceptable to us or our guests. Under these circumstances, unless we are able to obtain replacement products in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if the unacceptability of our products is not discovered until after such products are purchased by our customers, our customers could lose confidence in our products or we could face a product recall and our results of operations could suffer, potentially rusting in harm towards business, reputation, and brand.

The ability to successfully deploy our business model is heavily dependent upon economic conditions in the United States and Canada.

The ability to successfully deploy our business model is heavily dependent upon the general state of the US and Canadian economy. We cannot assure you that favorable conditions will exist in the future. A general economic recession in the United States and Canada could have a serious adverse economic impact on us and our ability to obtain funding and generate projected revenues. Unfavorable economic conditions may lead guests to delay or reduce purchases of our products. Guest demand for our products may not reach our targets or may decline when there is an economic downturn or economic uncertainty in our key markets, particularly North America. Our sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on our financial condition.

Many of our products may be considered discretionary items for consumers. Some of the factors that may influence consumer spending on discretionary items include general economic conditions (particularly those in North America), high levels of unemployment, health pandemics (such as the impact of the current COVID-19 coronavirus pandemic, including reduced store traffic and widespread temporary store closures), higher consumer debt levels, reductions in net worth based on market declines and uncertainty, home foreclosures and reductions in home values, fluctuating interest and foreign currency rates and credit availability, government austerity measures, fluctuating fuel and other energy costs, fluctuating commodity prices, tax rates and general uncertainty regarding the overall future economic environment. As global economic conditions continue to be volatile or economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions due to credit constraints and uncertainties about the future. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products. Consumer demand for our products may not reach our targets, or may decline, when there is an economic downturn or economic uncertainty in our key markets, particularly in North America. Our sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on our financial condition.

Our reliance on suppliers to provide materials for and to produce our products could cause problems in our supply chain.

We do not manufacture our products or the raw materials for them and rely instead on suppliers. Many of the specialty fabrics used in our products are technically advanced textile products developed and manufactured by third parties and may be available, in the short-term, from only one or a very limited number of sources. We work with a limited group of suppliers to provide the fabrics for our products. We work with a group of approximately 2 vendors that manufacture our products. We have no long-term contracts with any of our suppliers or manufacturing sources for the production and supply of our fabrics and garments, and we compete with other companies for fabrics, raw materials, and production.

We may experience, a significant disruption in the supply of fabrics or raw materials from current sources and we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier or manufacturer, we may be unable to locate additional supplies of fabrics or raw materials, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our requirements, to fill our orders in a timely manner, or on terms that are acceptable to us. Identifying a suitable supplier is an involved process that requires us to become satisfied with its quality control, responsiveness and service, financial stability, partnership, and labor and ethical practices. Even if we are able to expand existing or find new manufacturing or fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products, and quality control standards. Delays related to supplier or manufacturer changes could also arise due to an increase in shipping times if new facilities are located farther away from our markets or from other participants in our supply chain. Any delays, interruption or increased costs in the supply of materials or manufacture of our products could have an adverse effect on our ability to meet consumer demand for our products and result in lower net revenue and income from operations both in the short and long term.

We will be dependent upon third parties for the manufacture and supply of substantially all our products.

We will obtain substantially all our products from third-party suppliers. We do not expect to enter into long- term contracts with our suppliers. Therefore, suppliers may not provide the products we need in the quantities we request.  Because we will not control the actual production of the products we intend to sell, we may be subject to delays caused by interruption in production based on conditions outside of our control.  In the event that any of our intended third-party suppliers were to become unable or unwilling to continue to provide the products in required volumes, we would need to identify and obtain acceptable replacement sources on a timely basis.  There is no guarantee that we would be able to obtain such alternative sources of supply on a timely basis, if at all.  An extended interruption in the supply of any of our intended products, could have an adverse effect on our results of operations, which most likely would adversely affect the value of our common stock.

Our sales and profitability may decline as a result of increasing product costs and decreasing selling prices.

Our business is subject to significant pressure on costs and pricing caused by many factors, including intense competition, constrained sourcing capacity and related inflationary pressure, pressure from consumers to reduce the prices we charge for our products, and changes in consumer demand. These factors may cause us to experience increased costs, reduce our prices to consumers, or experience reduced sales in response to increased prices. Any of which could cause our operating margin to decline if we are unable to offset these factors with reductions in operating costs and could have a material adverse effect on our financial conditions, operating results and cash flows.

If we are unable to anticipate consumer preferences and successfully develop and introduce innovative products, we may not be able to maintain or increase our sales and profitability.

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All our products are subject to changing consumer preferences that cannot be predicted with certainty. If we are unable to introduce new products and concepts in a timely manner, or our new products and concepts are not accepted by our customers, our competitors may introduce similar products in a timelier fashion, which could harm our goal to be viewed as a leader in the luxury swimwear market. Our new products may not receive consumer acceptance, as consumer preferences could shift rapidly to different types of swimwear or away from these types of products altogether, and our future success depends in part on our ability to anticipate and respond to these changes. Our failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality products. Our failure to effectively introduce new products that are accepted by consumers could result in a decrease in net revenue and excess inventory levels, which could have a material adverse effect on our financial condition.

Increases in the cost of shipping or service issues with our third-party shippers could harm our business.

We pass through our shipping costs directly to our customers.  We compete against store-front (retail) locations and if the shipping costs escalate whereby the cost is not prohibitive for the customer to shop online, we could potentially become less competitive, thereby affecting our sales.  Accordingly, any significant increase in shipping rates could have an adverse effect on our operating results.  Similarly, strikes or other service interruptions by those shippers could cause our operating expenses to rise and adversely affect our ability to deliver products on a timely basis.

Our results of operations could be materially harmed if we are unable to accurately forecast guest demand for our products.

To ensure adequate inventory supply, we must forecast inventory needs and place orders with our manufacturers based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in guest demand for our products or for products of our competitors, our failure to accurately forecast guest acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. If we fail to accurately forecast guest demand, we may experience excess inventory levels or a shortage of products available for sale or for delivery to guests.

Our fabrics and manufacturing technology generally are not patented and can be imitated by our competitors.

The intellectual property rights in the technology, fabrics, and processes used to manufacture our products generally are owned or controlled by our suppliers and are generally not unique to us. Our ability to obtain intellectual property protection for our products is therefore limited and we do not generally own patents or hold exclusive intellectual property rights in the technology, fabrics or processes underlying our products. As a result, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrics and styling similar to our products. Because many of our competitors have significantly greater financial, distribution, marketing, and other resources than we do, they may be able to manufacture and sell products based on our fabrics and manufacturing technology at lower prices than we can. If our competitors do sell similar products to ours at lower prices, our net revenue and profitability could suffer.

Our business is affected by seasonality.

Our business is affected by the general seasonal trends common to the retail swimwear industry. This seasonality may adversely affect our business and cause our results of operations to fluctuate, and, as a result, we believe that comparisons of our operating results between different quarters within a single fiscal year are not necessarily meaningful and that results of operations in any period should not be considered indicative of the results to be expected for any future period.

Our revenues will depend on our relationships with capable sales personnel as well as customers, suppliers and manufacturers of the products that we distribute.

Our future operating results will depend on our ability to maintain satisfactory relationships with qualified sales personnel as well as customers, suppliers and manufacturers.  If we fail to maintain relationships with such persons or fail to acquire relationships with such key persons in the future, our business may be adversely affected.

The offering price of the shares should not be used as an indicator of the future market price of the securities.  The offering price bears no relationship to the actual value of the company and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was determined based on the price of shares sold in our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

We may incur significant costs to be a public company to ensure compliance with United States corporate governance and accounting requirements and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

There is no assurance of a public market or that the common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the OTC Markets, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Our common stock is considered a penny stock, which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which likely would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

The Shares Sold in This Offering Have Not Been Registered Under The Securities Act, And Therefore The Shareholders Must Be Prepared To Hold Such Shares For An Indefinite Period Of Time.

Our common shares offered are “restricted securities” as defined under the Securities Act. The resale of such securities may not be made without registration under the Securities Act and state securities laws or the existence of an exemption from such registration requirements.

We Have No Plans to Pay Dividends.

To date, we have paid no cash dividends on our common shares.  For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

We may be unable to effectively implement our business model and expand.

Our business model and growth and marketing strategy is predicated on its ability to introduce our products and services to the market. We cannot assure that we will be able to execute our business plan, introducing our products and services into new markets, that customers will embrace our products compared to competing products and services already well established in those markets, that any of the target markets will adopt our products and services, or that prospective customers will agree to pay the prices for our products and services in those new markets we plan to charge. In the event prospective customers resist our products and services and paying the prices we will charge, the Company’s business, financial condition, and results of operations will be materially and adversely affected.

 We may incur significant debt to finance our operations.

There is no assurance that the Company will not incur debt in the future, that it will have sufficient funds to repay its indebtedness, or that the Company will not default on its debt, jeopardizing its business viability. Furthermore, the Company may not be able to borrow or raise additional capital in the future to meet the Company’s needs or to otherwise provide the capital necessary to conduct its business.

The Company has not established consistent methods for determining the consideration paid to management.

The consideration being paid by the Company to its CEO, Ms. Bentley, has not been determined based on arm’s length negotiation. While management believes that Mr. Bentley’s current compensation arrangement is fair for the work being performed, there is no assurance that the consideration to management reflects the true market value of her services. Additionally, in the future, the Company may grant net profits interests to its executive officers in addition to stock options, which may further dilute shareholders’ ownership of the Company.

In the course of business, the Company may incur expenses beyond what was anticipated.

Unanticipated costs may force the Company to obtain additional capital or financing from other sources or may cause the Company to lose its entire investment in the Company if it is unable to obtain the additional funds necessary to implement its business plan. There is no assurance that the Company will be able to obtain sufficient capital to implement its business plan successfully. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of shareholder investment in the Company is diminished.

The Company will rely on management to execute the business plan and manage the Company’s affairs.

Under applicable state corporate law and the By-Laws of the Company, the officers and directors of the Company have the power and authority to manage all aspects of the Company’s business. Shareholders must be willing to entrust all aspects of the Company’s business to its directors and executive officers.

There is no assurance the Company will always have adequate capital to conduct its business.

The Company will have limited capital available to it. If the Company’s entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then the Company’s financial condition, results of operations and business performance would be materially adversely affected.

We may encounter difficulties managing any growth, and if we are unable to do so, our business, financial condition and results of operations may be adversely affected.

If we are able to successfully launch our apps and websites, as our operations grow, the simultaneous management of development, production and commercialization across our target markets will become increasingly complex and may result in less than optimal allocation of management and other administrative resources, increase our operating expenses and harm our operating results.

Our ability to effectively manage our operations, growth and various projects across our target markets will require us to make additional investments in our infrastructure to continue to improve our operational, financial and management controls and our reporting systems and procedures and to attract and retain sufficient numbers of talented employees, which we may be unable to do effectively. We may be unable to successfully manage our expenses in the future, which may negatively impact our gross margins or operating margins in any particular quarter.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock, par value $0.0001 per share, of which 11,743,000 shares are issued and outstanding as of September 30, 2021. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then-existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and

●	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and

●	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and

●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Because our CEO and director, Ms. Bentley, owns a majority of our outstanding common stock, she could authorize our Board of Directors to determine the relative rights and preferences of preferred shares without further stockholder approval. As a result, our Board of Directors could then authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of common stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We may finance our operations and develop strategic relationships by issuing equity or debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our stock to decline.

We have used an arbitrary offering price.

The offering price of $0.10 per share of common stock was arbitrarily determined by the Company and is unrelated to specific investment criteria, such as the assets or past results of the Company’s operations. In determining the offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of acceptance of this offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions by the SEC.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404a of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of our internal controls over financial reporting until our second annual report, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we are not able to meet the requirements of Section 404a in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares. This valuation is highly speculative and arbitrary.

There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any March 31.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

THE OFFERING

There are 3,643,000 shares being registered by the Selling Security Holders of the Company. This is a secondary offering of common stock of the Company. The 3,643,000 shares being registered in the secondary offering were purchased from the Company by forty-four private individuals at $0.10 per share.  The Selling Security Holders will sell their shares at a fixed price of $0.10 until such time as the common stock is listed on a national securities exchange, or quoted on the OTC Markets, OTCQX or OTCQB.  There has been no market for our securities, and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement of which this prospectus forms a part, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the OTC Markets or the OTCQB or OTCQX tiers of OTC Markets Group’s over-the-counter market, the OTC Link, LLC. We do not yet have a market maker who has agreed to file that application. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed “underwriting compensation.”

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was based on the price of our private offering. The offering price was determined by the price shares were sold to our shareholders in our private placement that was completed in August 2021 pursuant to an exemption under Regulation S.

The offering price of the shares of our common stock has been determined based on the price shares were sold to our shareholders in our private placement and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  Although our common stock is not listed on a public exchange, we will attempt to engage a market maker to file to obtain a listing on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to be eligible for trading on the OTC Markets (such as the OTCQB). We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

As of September 30, 2021, we have issued 11,743,000 shares of common stock since the Company’s inception on April 3, 2019, all of which are restricted shares. As of September 30, 2021, we had no outstanding shares of preferred stock, options, warrants, notes payable convertible into capital stock, or other securities that are convertible into shares of common stock.

Holders

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of the Selling Security Holders.

SELLING SECURITY HOLDERS

We are registering 3,643,000 shares for existing security holders (the “Selling Security Holders”). We will not receive any proceeds from the sale of the shares registered for the Selling Security Holders.

The following table sets forth the shares beneficially owned, as of September 30, 2021, by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 11,743,000 shares of our common stock issued and outstanding as of September 30, 2021.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 30, 2021 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Tiziano Mastrangelo	75,000	75,000	0	0%
Brunson Chandler & Jones, PLLC (1)	150,000	150,000	0	0%
Pasqualina Marianetti	98,000	98,000	0	0%
George Gallo	345,000	345,000	0	0%
Michael Amoroso	3,000	3,000	0	0%
Holly Houk	400,000	400,000	0	0%
Makmo Trading Corp (8)	300,000	300,000	0	0%
Filippo Italiano	7,000	7,000	0	0%
Faiyaz Bux	750,000	750,000	0	0%
Aleksandra Malushaj	10,000	10,000	0	0%
Tariq Nawaz	1,000	1,000	0	0%
George Zarkantzias	1,000	1,000	0	0%
Twayne Taffe	3,000	3,000	0	0%
Elana Silver	10,000	10,000	0	0%
Nancy Failla	1,000	1,000	0	0%
Paul Shulman	1,000	1,000	0	0%
Taryn Johnston	1,000	1,000	0	0%
Jeffrey Fink	3,000	3,000	0	0%
Emily Field	352,500	352,500	0	0%
Terrapave Construction Corp (2)	30,000	30,000	0	0%
Jake Starkman (6)	15,000	15,000	0	0%
Gianluca Brienza	2,000	2,000	0	0%
Mark Somani	2,000	2,000	0	0%
Dipti Thakkar	10,000	10,000	0	0%
Gerardo Danese	7,500	7,500	0	0%
Viviano Gallo (3)	35,000	35,000	0	0%
Salvo Galardini (3)	5,000	5,000	0	0%
Nadia Gallo Pascazi (2)	30,000	30,000	0	0%
Richard Dodd	10,000	10,000	0	0%
Evelyn Guzman	5,000	5,000	0	0%
Ignazio Mancuso	3,000	3,000	0	0%
Donna Rossman	1,000	1,000	0	0%
Logan Bentley (4)	15,000	15,000	0	0%
Kendall Bentley (5)	5,000	5,000	0	0%
Taylor Powell	600,000	600,000	0	0%
Kylie Starkman (7)	2,000	2,000	0	0%
Candice Steinberg	25,000	25,000	0	0%
Katherine Jankul-Tsallis	3,000	3,000	0	0%
Frank Failla	1,000	1,000	0	0%
Joanna Barrass	5,000	5,000	0	0%
Noba Capital Group LLC (9)	150,000	150,000	0	0%
Antonio Occhipinti	20,000	20,000	0	0%
Yoan Perez	75,000	75,000	0	0%
Yosdanis Menendez	75,000	75,000	0	0%
TOTAL	3,643,000	3,643,000	0	0%

(1)	Brunson Chandler & Jones, PLLC is controlled by it managing members, Lance Brunson, Chase Chandler and Callie Jones. Each has the investment and voting power over securities held by Brunson Chandler & Jones, PLLC each are each deemed to beneficially own the securities held by Brunson Chandler & Jones, PLLC.

(2)	Domenico Pascazi is controlling shareholder of TerraPave Construction Corp. Domenico Pascazi and Nadia Gallo Pascazi are husband and wife.

(3)	Salvo Galardini and Viviano Gallo are husband and wife.

(4)	Logan Bentley is the brother of Lauren Bentley, the Company’s President.

(5)	Kendall Bentley is the brother of Lauren Bentley, the Company’s President.

(6)	Jake Starkman is the son of Jordan Starkman, the Company’s CFO.

(7)	Kylie Starkman is the daughter of Jordan Starkman, the Company’s CFO.

(8)	Makmo Trading Corp is controlled by Michael Amoroso.

(9)	Noba Capital Group LLC is controlled by Yarian Garcia.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	have ever been an officer or director or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

DESCRIPTION OF BUSINESS

Overview

LSEB Creative Corp. (the Company) was incorporated on April 3, 2019 in Wyoming. Our business office is located at 30 N. Gould St. #4000, Sheridan, WY 82801.  Our telephone number is 1-800-701-8561.

LSEB Creative Corp., a company incorporated in the State of Wyoming, is a specialty retailer that offers men and women elevated swimwear designs, constructed with the highest quality materials and techniques. With the recent substantial growth seen in the swimwear industry, our affluent, contemporary target market is in search of assortment and impressive concepts. By offering a new concept to swimwear; gender-coordinating collections that allow the wearer to look and feel powerful, partnered or individually, we will capture this new, sought-after space within the market. Our priority is to design products that offer superior fit, performance, and comfort while incorporating both function and fashionability. Our strategy is to capitalize on these existing opportunities in the luxury swimwear market through the development and growth of our web site wwwlaurenbentleyswim.com, and wholesaler partnerships on a global scale. We believe eCommerce will allow our target market convenient and easy access to our products while effectively building brand awareness and entry into new markets.  We are committed to building a highly recognized brand, offering captivating customer experiences that drive long-term loyalty. By focusing on these key areas and tactics, we will successfully align ourselves with our target market and profit accordingly.

We are confident in our ability to operate cost efficiently and compete in a highly saturated market by addressing the observed opportunity. LSEB will capture a new space within the market, which is in need of innovation and quality options. Majority of existing swimwear brands have similar strategies, providing consumers with trend-driven styles and fair quality at a mid-high tier price bracket, representing a similar structure to fast fashion. Focusing on luxury swimwear items for both men and women, LSEB’s collection will embody it’s affluent, contemporary target market entirely. The individual men’s and women’s sub-collections will be coordinating, as the partnered portion of our target market values looking well put-together as a couple, as well as individually. The physical presence of our collection has the following defining attributes; fine details and finishings, alluring silhouettes, coordinating pieces between the men’s and women’s sub-collections.

LSEB’s designs are highly influenced by ready-to-wear fashions. Our intention is that individually, our designs are versatile enough that they can exceed their intended purpose; swimming and lounging, making appearances in the customer’s daily wardrobe. To ensure the highest quality in fabrics, hardware and embellishments, LSEB will put emphasis on the sourcing process for each individually item. Newest technologies in fabrics and manufacturing will be utilized in design and production stages, and may include technologies such as, quick drying finishes or shapewear fabric. From goods to packaging and labeling, the brand identity has been absolutely thought through and is evident across all areas.

Our mission is to become a single source of innovative luxury swimwear for our target market.  The Company has recognized the sales and profit potential of luxury swimwear for men and women, as consumers are willing to invest in the swimwear category and seek new brands and product assortment.  We strive to offer consumers the highest quality products with a new fashion-forward, innovative outlook to swim fashion.

LSEB is dedicated to being a dominant provider of luxury swimwear globally, and known for:

●	Highest quality products and services

●	Accurate, efficient and quality customer service

●	Honesty, integrity and continually adding value to its customers, partners and associates.

Swimwear Market Trends

The Company believes the outlook for the swimwear industry, and LSEB in particular, is very promising. Over the next several years, LSEB is expected to benefit significantly from certain favorable demographic and industry trends.  With the swimwear market forecasted to grow at a CAGR of 6.2% from 2018 to 2024, it is clear that consumers are not only willing to invest in swimwear goods, but are seeking new brands and product assortment. According to Allied Market Research, the global swimwear market was valued at $18,454 million in 2017 and is projected to reach $28,148 million by 2024. Asia-Pacific and Latin America, Middle East and Africa (LAMEA) collectively contributed a global market share of over 30 percent in 2017. Asia-Pacific individually is projected to grow at a “significant” CAGR of 8.4 percent. Key players in the global swimwear industry include Haddow Group Plc, Nike Inc., Boardriders, Inc., Arena Italia S.p.A., O’Neill, Inc., Swimwear Anywhere, Inc., Adidas AG, Gap Inc., Phillips-Van Heusen Corporation (PVH Corp.), and Perry Ellis International Inc (Allied Market Research). Recent movement in the industry includes Perry Ellis International, Inc., entering into Nike Swim distribution agreements in Latin America with R1 Sports Ltda in Brazil, Uldin SA in Argentina, Uruguay and Paraguay, Superdeporte Plus Peru S.A.C in Peru, Bolivia, and Ecuador.

Luxury in Swimwear

As of 2016, luxury accounted for 9% of the women’s swimwear market. By 2018, the market share grew to 16%, with most-stocked brands being Eres, Solid & Striped, and Melissa Obadash. Luxury e-commerce platforms, such as Farfetch and Matches, have increased their women’s swimwear offerings from anywhere between 288 – 349%. Market forecasters believe that it’s the global luxury e-commerce retailers who will be most successful in expanding the swimwear category (Edited.com).

Travel and Tourism

Travel and tourism is one of the world’s largest industries, reaching a global economic contribution (direct, indirect and induced) of a record $8.8 trillion in 2018. In 2017, $882.4 billion was invested in tourism. This was forecasted to rise by 4.8% in 2018 and by 4.3% in continuing years, making total investment US$1,408.3 billion by 2028. (World Travel & Tourism Council, 2018). Of this, Latin America, the Middle East, and Africa experienced a combined economic activity increase of $767 billion since 2017. The industry’s fastest-growing region is the Caribbean, which generated 15.5 percent more economic activity this past year, than in 2017 (Forbes). According to recent data obtained by IATA (International Air Transportation Association), approximately 35% of vacationing Americans had intentions of travelling internationally to destinations that require swimwear attire in 2018, which is a 9% increase from 2016. The average consumer is changing their spending habits, and travel is benefiting as a result. In addition to these statistics, there is also a growing social trend of spending on experiences, such as travel, rather than tangible goods (Deloitte, 2017). With tourism and travel expected to continue growing at consistent rate to 2018, the swimwear industry is sure to reflect a similar advance.

Luxury in Travel and Tourism

According to a report titled ‘Luxury Travel Market – Global Opportunity Analysis and Industry Forecast, 2014-2022’, published by Allied Market Research, the global luxury travel market is expected to generate $1,154 billion by 2022, increasing at a CAGR of 6.4% during 2016-2022. An increase in middle and upper-class spending, in addition to a growing tendency for exotic travel, is resulting in a rapid increase in the demand for luxury travel. Americans with an annual income of more than US$100,000 make up 20% of the total population, however, that same 20% make up more than half of all US travel spending (Skift, 2018).

Strategy

The Company’s business strategy is designed to drive sales growth, maximize gross margin dollars and operating cash flow, capitalize on cost reduction opportunities and build customer loyalty, thereby strengthening the Company’s position as a leading swimwear provider.  The company will rely on the efficiency of our supply and distribution chain for the successful implementation of its business strategy. Key elements of this strategy include:

Diverse Product Selection

Our product assortment will be narrow and curated, showcasing various styles and patterns that will be well received and understood by our customers. While establishing ourselves within the luxury sector, our products will follow a competitive pricing strategy.

Strong Customer Service

Customer satisfaction is of upmost importance to us, which is why we provide a range of services to educate and tailor support to each customer, both directly and through third parties.  These services will be provided online as well as through our 1-800-701-8561. Additionally, we acknowledge the importance of customer feedback and intend on adopting it when improvements are needed.

Strengthening LSEB’s Leadership Position in the Swimwear Industry

Favorable industry trends, such as those described in General, provide the Company with continued opportunities to capitalize on its strengths in providing high quality swimwear and building trust with its customers, while simultaneously educating the customer. The Company intends to strengthen its leadership position in this high-growth category by improving operations, enhancing the quality of swimwear products provided to its customers, and cultivating a welcoming, professional work environment, which we believe ultimately attracts superior staff. These initiatives will best position the Company to maximize profits and customer retention. The Company also intends to build market share in the swimwear category by offering consistently innovative and quality products that ensure customer satisfaction, maintaining open communication with customers, and offering the added convenience of an efficient distribution strategy.

Driving Sales and Profitability

By focusing on the constant development and improvement of our product offering, sales platforms, marketing and overall business strategy, the Company will achieve highest profitability. The following tactics will ensure leverage in the industry;

●	Early adoption of developments in fabric and production technologies or trend

●	Expansion of product categories

●	Consistent, innovative marketing campaigns

●	Adopting latest technologies as they pertain to marketing and eCommerce

Enhancing Operating Efficiencies to Maintain Strong Competitive Position

LSEB’s operating margin will grow steadily through the successful implementation of centralized distribution and other key activities, and a focus on maximizing gross margin dollars. The Company plans to realize additional operating efficiencies both at the corporate level and within its e-commerce site, which will give the Company the flexibility to offer increased value to its customers and strengthen its competitive position in the industry. In keeping with our commitment to being a low cost operator, the Company believes it can further leverage its buying power to realize additional efficiencies in areas such as supply chain, and capital expenditures.

Increase our Brand Awareness

We will continue to increase brand awareness and customer loyalty through our consistent marketing efforts and planned web and mobile advertising expansion. Our campaign-focused marketing programs are designed to reinforce the premium image of our brand and our connection with consumers.

Introduce New Product Technologies

We will continue to focus on developing and offering products that incorporate technology-enhanced fabrics and style features that differentiate us in the market and broaden our customer base. We believe that incorporating new technologies, providing advanced features and using differentiated manufacturing techniques will reinforce the authenticity and appeal of our products, ultimately driving sales growth.

Broaden the Appeal of our Products

We will selectively seek opportunities to expand the appeal of our swimwear line and improve productivity to increase our overall market share. This includes our post launch plans to expand our product offering in categories such as beachwear and men’s daywear.

Operations

Product

Our product design and development efforts are led by Lauren Bentley and include a team of designers based in the US and abroad who are dedicated to premium quality.  Our design and development team identifies trends based on market intelligence and research, proactively seeks the input of our target market and broadly seeks inspiration consistent with our goals of fit, style and function superiority. As we strive provide our customers with intricately designed and skillfully constructed garments, our team works closely with our suppliers to ensure specifications are reached. We will partner with independent inspection, verification, and testing companies, who conduct a variety of tests on our fabrics, testing performance characteristics including retention, abrasion resistance, colorfastness, and sun damage.  We offer premium swimwear that is optimized for fit, comfort, functionality and style. By combining functionality with elevated design, our brand not only has strong consumer appeal, but also attracts a growing core of consumers that desire swimwear suited to their lifestyles. We believe our superior quality and technically advanced products allow us to maintain premium price points and encourage repeat purchases among our customers.

Design and Styling

Focusing on luxury swimwear items for both men and women, LSEB ’s collection will embody it’s affluent, contemporary target market entirely. The individual men’s and women’s sub-collections will be coordinating, as the partnered portion of our target market values looking well put-together as a couple. The physical presence of our collection has the following defining attributes; fine details and finishings, alluring silhouettes, coordinating pieces, and a runway-ready look. The designs are highly influenced by ready-to-wear fashions Our intention is that individually, our designs are versatile enough that they can exceed their intended purpose - swimming and lounging, making appearances in the customer’s daily wardrobe. To ensure the highest quality in fabrics, hardware and embellishments, LSEB will put emphasis on the sourcing process for all items individually. Newest technologies in fabrics and manufacturing will be utilized in design and production stages, and may include technologies such as, quick drying finishes or shapewear fabric. From goods to packaging and labeling, the brand identity has been absolutely thought through and is evident across all areas.

Adjustability, Fit, and Sizing

We believe the authenticity of our products is driven by a number of factors. These factors include our inspired design process, our use of technical materials, our sophisticated manufacturing methods and our innovative product features

LSEB is wholly committed to developing garments that enhance the customer’s body, evoking feelings of empowerment and boldness. Technologically advanced fabrics, techniques, and adjustable features, will collectively result in a truly tailored fit, unmatched by anyone.

Women’s

Adjustability functions that appear in some of our women’s designs include adjustable shoulder straps, tie-back straps, and hook & eye bra closures. Additional notable fir features include shapewear inserts, underwire or floating underwire to give added support, and molded cups. Each women’s SKU is designed and constructed with the intention of enhancing the female figure. Sizing scales to vary based upon individual styles but will categorize as one of the following; numeric sizing (Ex: 2-18) or bra sizing (Ex: 32B/C – 38 B/C).

Men’s

Our goal is not to reconstruct, but to enhance the fit and styling of men’s swimwear currently on the market. We believe that men desire and deserve a perfectly fitting swim garment, just as women do. An example our improvements includes the addition of hidden, inner drawstring to our swim trunks, which will reinforce the zipper and snap closure, ensuring security during use. Other styles include waist fasteners on either side of the body, which allow the wearer to further adjust the garment, creating a tailored fit. Our technologically advanced stretch net lining conforms to the body without restriction for optimal comfort. Along with these features, our size offering, which will be numeric (Ex: 26-40) and inseam length options (Ex: 4” or 6”), will provide the perfect fit for every man.

Pricing Strategy

Upon launch, LSEB will follow a competitive pricing strategy; the process of selecting strategic price points to best take advantage of a product-based market relative to competition. We comprehend the trials and tribulations that come with launching a new brand in a conglomerate-ruled industry (luxury). Our competitive strategy will allow us to effectively reach our target market, build brand recognition, and establish unisons with our primary competitors. Following this introduction stage, we will look to restructure this pricing strategy to a premium pricing strategy to further create desirability among consumers.

Women’s

●	One-piece or two-piece set; $220-450 USD

●	Cover-up; $275-400 USD

Men’s

●	Swim trunk; $220-240 USD

Product Sourcing

We do not own or operate any manufacturing facilities. We instead choose to contract with third-party vendors for fabrics, trims, and garment manufacturing. We do not have any long-term contracts with our suppliers or manufacturing sources for the production and supply of noted components, as we believe in commissioning work where we will see exceptional results, which is constantly evolving. An additional way in which we ensure customers are receiving superior product is with our design and development team, who works closely with our suppliers to ensure the particular specifications of our products are met.

Our manufacturers are well versed in luxury fashion products and provide us with the skills and efficiency  necessary to adapt to changing trends and new technologies. We plan to support future growth through multiple manufacturers. We have developed relationships with a number of our vendors and take great care to ensure that they share our commitment to quality and ethics. We do not, however, have any long-term agreements requiring us to use any specific manufacturer, and no manufacturer is required to produce our products in the long term. We require that all of our manufacturers adhere to a code of conduct regarding quality of manufacturing, working conditions and other social concerns. We will also work with a leading inspection and verification firm to closely monitor each supplier’s compliance to applicable law. In managing our sourcing relationships, Ms. Bentley has existing relationships with manufacturers and will continue to explore new vendors, making changes when and if necessary.

Our company stands for the highest level of quality, thus our materials and trims will be sourced from various countries across the world; each geographic region and specific factory have individual capabilities, skills, and technologies. Our belief is to source based on quality, not ease. Manufacturing will take place in Europe, as this is where craftsmanship was born. Here we will find the best of swimwear, intimates, and dressmaking ateliers.

It is also worth noting that our millennial market values the longevity of a garment, as they are aware of the importance of sustainability in fashion. By sourcing based on quality, and manufacturing in small quantities at the most qualified factories in the world, we will be able to meet  our market’s values and expectations.

Distribution

LSEB will be utilizing a multi-channel distribution strategy, which will include both B2B and B2C relationships. Upon launching LSEB, our main distribution channel will be eCommerce, as it will ensure our highest profitable margins and allow immediate access for the consumers. Additionally, during the development and launch stages of the company, emphasis will be placed on establishing relationships with buyers and retailers worldwide, with the intension of pursuing a retail distribution channel following our introduction stage.

Technology

Our ecommerce platform will be powered by a bespoke Wordpress website - developed by Stories Design Studio Ltd., - as Wordpress software is secure, easy to use, and offers features such as responsive web design, search engine optimization (SEO), and fully customized pages. It’s these key features that set Wordpress apart from other ecommerce software and will allow us to build an advanced platform for our customers to shop.

Because LSEB understands the importance of our customers and focusing our strategies based on their needs and wants, an advanced Customer Relationship Management system (CRM system) will play a critical role in the success of our business. The system will gather, organize, and analyze customer information and preferences, which will allow us to cater to each individual customer better. The advantage is improved efficiency and increase sales.

Marketing and Sales

Branding

Below is a glimpse of our Lauren Bentley Swimwear brand assets, to be seen across all marketing platforms and medias;

Primary Logo, in black –

Secondary Logo, in black –

Submark, in black –

Marketing and Brand Recognition

Strategic communications are central to building and reinforcing the LSEB brand. Our advertising, marketing and public relations strategy will be established by the Company’s marketing team and, where appropriate, implemented with the support of industry professionals. The Company’s marketing communications strategy will focus on both brand awareness, as well as more traditional product/price advertising. Marketing imagery and content will focus primarily on product details and fit, as well as brand personality, exhibiting our competency and identity as a luxury brand. Focusing on the consistency and quality of our complete marketing mix will establish brand recognition, and ultimately LSEB as an industry leader.

Mobile and Web Marketing/Sales

Through our research we found that 67% of the buying process now takes place digitally (Digital Marketing Institute). We plan to capitalize on this evidence by directing majority of our focus towards content, processes, and analytics across these channels. Our eCommerce website will be built bespoke by our favored marketing agency, Stories Design Studio Ltd. Website optimization, striking content, and the development of an omni-channel experience will be of primary focus. Modern day consumers are most likely to stay engaged when digital information and content is quick to access and easily understood. Consistency and interconnection across all digital platforms, including web and mobile, are detrimental to the natural growth of our brand and sales. Additional web and mobile tactics, such as reduced clicks, eye-catching content, and aesthetically pleasing graphic design, will be utilized to guarantee customer satisfaction. By implementing said tactics and regularly updating our platform with fresh content, the Company will ensure consistent traffic and sales.

Below you will see mobile and web design mock-up images;

Email Marketing

In 2020, email remains the leading communication channel for consumers, placing it as an important focus for the Company. Prior to launch, great emphasis will be put on composing and expanding our Email List, communicating with the regularly to tease sneak-peaks, our launch date, and any additional marketing campaigns. By doing so, we will secure an audience among our target market and create excitement and desirability around the launch of our brand. To gain said Email List, we will draw on A) industry contacts, B) prompt consumers with an opt-in form available and linked to all web and mobile outlets prior to launch, and C) an Email Marketing Service such as Drip, which focuses on intelligent marketing automation to convert visitors into subscribers. These tactics, along with others, will successfully capture our audience and ensure tailored, consistent communication as our brand launches and expands.

Event Marketing

Upon the launch of LSEB, there will be an event held to raise awareness of the brand, generate excitement, and most importantly, showcase the collection. It will be attended by industry professionals, potential buyers, press, influencers, and supporters. The collection will be presented as an ongoing runway show throughout the evening. Location, décor, food and drinks, and music will be thoughtfully chosen in order to best represent the brand’s overall style and values.

Direct Mail

Our strategy for direct mail focuses on PR packages. The packages will include a selection of products from the collection, brand information, and a personalized note. This will be sent to influencers that embody the brand, such as fashion’s favorite couple Negin Mirsalehi and Maurits Stibbe (Instagram; negin_mirsalehi and m_stibbe), power couple Desi Perkins and Steven Perkins (Instagram; desiperkins and stevenperkins), and female entrepreneur Audrey Leighton Rogers (@frassyaudrey). These influencers, along with others, would then wear and document themselves wearing our product on their social media platforms. This strategy is expected to have great impact brand recognition and sales, as these influencers often have reach of one-million plus followers worldwide.

Print Advertising

Although it may seem print advertising is diminishing with today’s technology, the fashion industry and its consumers remain appreciative and continue to invest in the tactile sensation of printed media. Accordingly, print advertising will play an important part in our strategy, with focus on securing featured advertising in various fashion publications across the world. By establishing healthy relationships with industry professionals and hosting them at our launch event, we will then be able to nurture further conversations regarding potential publication features.

Marketplace

Competition

General

The market for swimwear is highly competitive. In conjunction with increasing competition from established companies that are expanding their production and marketing, we are seeing an influx of new entrants to the market.

LSEB believes it will be well positioned to compete against many swimwear brands by concentrating on providing high levels of professional service and focusing on improving customer satisfaction and guidance.  The Company believes that consumers will pay for its value-added services and will be attracted to its premium selection of men’s and women’s swimwear products.  Competition in the luxury swimwear industry is based principally on brand image and recognition as well as product quality, innovation, style, distribution, and price. We believe that we can successfully compete based on our premium brand image and our innovative product. We also believe our ability to introduce new product innovations and combine versatility and fashion will set us apart from our competitors.

Many swimwear products are available to our customers from a number of retailers.  In addition, our competitors could obtain exclusive rights from manufacturers to market particular products.

Significant price reductions by our competitors could result in a similar reduction in our prices.  Any of these competitive pressures may materially adversely affect our operating results.

Generally speaking, specialty swimwear brick and mortar retail stores focus on low to mid-end inexpensive lines. High-end or luxury department stores best cater to our target market, but also provide very little price comparison or depth of product. They tend to offer small collections of few select brands, which does not allow much option for consumers.

Women’s

The women’s swimwear market has become increasingly saturated with brands that embody similar brand personas and business models. Generally speaking, these brands offer trend-driven styles, average fit and construction standards, at mid-high tier pricing. These brands tend to lack concise business or marketing plans and relying on social media marketing for sales conversions. While this may prove successful during the rise of the swimwear industry, it will not ensure long-term success or profitability.  Although, such repetition has revealed an untouched area in the market; a consumer base that values an air of sophistication and exclusivity.

Men’s

In contrast to women’s, the total market share for men’s swimwear is comprised of few brands. Athletic brands and global fashion houses are the leading suppliers of men’s swimwear, with few additional options falling in-between. Historically, male consumers have valued few choices, ease of purchase, and brand recognition. However, during the last five years, we have seen this shift considerably. It’s become evident that men have come to value the art of shopping, and particularly appreciate experiential shopping experiences. This matured consumer mentality among men urges the industry to react by offering fresh designs and unparalleled customer experiences and service.

Current Alternatives

Note; the following Competitive Analysis examines The Company’s decided primary competitors. Each company is considered a Primary Competitor based on the following shared elements; Product Offering, Price Point, Target Market, and Quality

Amaio Swim – Women’s Line

Analysis

Amaio is a Los Angeles based brand that aims to break the traditional swim and resort space by merging swimwear with runway fashions. Designed for the cosmopolitan woman, the brand places a large emphasis on creating the next generation of “Après Swim”, a term that refers to activities following swimming and the attire associated with it. This concept, along with their soaring prices, allows Amino to hone in on an extremely niche market, and in return, has exceptional customer loyalty.

The company uses a premium pricing strategy, similar to LSEB, however their prices are extremely high in relation to majority of brands in the industry. This is mainly due to the intricate construction of their designs, as well as the heritage mills they source fabrics from. However, these factors also cause large variances in prices across each commodity (maillot, two-piece, resort wear). By reducing the number of price points across each commodity, the customer’s perceived value from one item to the next will be more in-line. A clear and concise pricing strategy is easier for consumers to understand and allows them to feel comfortable with their purchase.

With digital sales increasing at an unfathomable rate, it is important that modern retail businesses concentrate on expanding their reach and sales via digital platforms. Although Amaio swimwear utilizes strong, brand-focused visual content on their social media platforms, it is clear by their number of followers that these platforms do not have high conversion rates. With only 19.8K followers on Instagram, Amaio may want to consider social media growth strategies to increase traffic and conversion rates, as well as brand recognition.

ERES Paris

Analysis

ERES Paris was founded in the late 1960’s when Irène Leroux made the courageous decision to carry swimsuits year-round after haven taken over her parent’s sport shop. Along with offering this commodity year-round, the company became a leader in the industry through their early adoption of Lycra and introduction of “mix-and-match” swimwear sets, which allowed women to better personalize their fit and look. The brand focuses on offering exceptional quality goods in simplistic silhouettes that complement the female body, which has positioned them as a staple swimwear retailer in the industry.

Chanel Groupe acquired ERES Paris in 1996, which was a fitting partnership, as the two brands gained popularity from their timeless, polished, feminine looks. Unlike Chanel, who continues to incorporate innovative fashion items into their assortment, ERES strictly focuses on simplistic designs and refrains from offering fashion items. This narrow assortment results in a missed market amongst women looking for statement swimwear.

ERES practices vertical integration, which allows the company to avoid additional surcharges and fees related to manufacturing, duties, freight, etc. The company currently offers lingerie loungewear, and accessories in addition to swimwear. It’s likely that ERES will look to expand their product category offering in future to gain additional business and customers. As a result of being vertically integrated, introducing new commodities could result in the hire of an additional specialized team, or sourcing new supplier with little to know previously stablished relationships.

Orlebar Brown – Men’s Line

Analysis

Notable for bringing the concept of tailored clothing to men’s swimwear, Orlebar Brown is a staple in the industry. As the first brand of their kind, the company was able to quickly gain a customer following. But it is their consistency in product quality and customer focus that has allowed them to obtain the robust level customer loyalty they have to this day. The company is most widely known for their quirky “Snap Short”, which is a featured photograph printed swim short each season.

The company was established in 2007, but has since been acquired by Chanel Inc. in 2018, which has provided them with extensive resources, financial support, and recognition. The company’s assortment has grown from an exclusive swim short offering to additional categories, such as men’s resort wear and accessories, as well as kidswear. The company has a definite opportunity in expanding their assortment with new commodities and/or markets, such as women’s swimwear or men’s ready-to-wear.

Between their progressive ecommerce website, seven bricks and mortar stores, as well as countless wholesalers across the world, Orlebar Brown’s reach is extremely impressive and effective. Where the company has opportunity to increase reach is by undertaking an Experiential Marketing strategy, which could include more frequent, innovative events with customers or enhancing the traditional bricks and mortar environment to be more engaging or interactive for the customer.

Frescobol Carioca

Analysis

Influenced by the Brazillian landscape and denizens, or otherwise known as “Cariocas”, Frescobol Carioca offers a range of luxury lifestyle products; Men’s swimwear being the majority. The brand was founded in 2009 with a strong focus on environmentalism, quality, and ultimately allowing their customers to “live like a Carioca”.

Frescobol Carioca has increased their brand recognition through collaborations with world-renowned companies, such as Louis Vuitton and Eden Rock Hotel. Although such collaborations have increased the company’s business, it is evident that they did not successfully market these ventures and therefore did not take full advantage of the opportunity. Although the company has powerful social media outlets, it is their ecommerce that is lacking curated content and fresh graphic design. By upgrading their ecommerce and harmonizing their various platforms, Frescobol Caricoa would increase communication, customer traffic, and time spent on the platform.

Due to Frescobol Carioca’s focus on environmental impact, they use an artisanal approach by running limited quantities of the items in their collections. Concepts such as this create great urgency for customers to buy, however it also prevents potential sales above and beyond the quantities produced. By producing larger quantities and shipping more stock to wholesalers and bricks and mortar locations, the brand could profit from additional sales rather than selling-out.

Our Competitive Strengths

LSEB will be well positioned to maintain healthy competition with brands. Notable competitive strengths include concept and assortment, high-functioning eCommerce platform, and our adept management team. Competition in the luxury swimwear industry is based principally on brand image and recognition as well as product quality, innovation, style, distribution, and price. We understand and hold the delicate balance of these factors necessary to find success in our industry.

Below are the strengths that differentiate the Company and are viewed internally as critical to our success;

Premium Swimwear Brand

LSEB aims to be the leading destination for both men’s and women’s luxury swimwear. We believe customers will associate the LSEB brand with high-quality, premium swimwear that incorporates technically advanced materials, innovative designs, and precise garment construction, providing the best fit for our consumers. We believe our focus on coordinating men’s and women’s sub-collections differentiates us from competitors and positions LSEB to address a void in the growing market. The nature of our premium brand will be reinforced by our B2C retail strategy and selective distribution through high-end retailers and hotel resort boutiques. We believe this approach allows us to further control our brand image and merchandising.

Distinctive E-Commerce Experience

We have designed our website with consumers in mind, focusing on easy navigation, eye-catching visuals, and elaborate product details. By incorporating tactics such as responsive web design, Search Engine Optimization (SEO), and advanced Customer Relationship Management system (CRM system), we strive to offer a seamless shopping experience for our customers. These tactics will allow us to gather, organize, and analyze customer information and preferences, helping us cater to each customer and their individual needs.

Innovative Design Process

We attribute our ability to develop superior products to a number of factors, including: our customer-driven design process; our collaborative relationships with third-party suppliers and manufacturers to develop finest-constructed and technically advanced products; and our multi-channel retail strategy that allows us to integrate both customer and retailer feedback into our product.

Experienced Management Team

Our founder and Chief Executive Officer, Lauren Bentley, leads our design team and plays a central role in corporate strategy and promoting our distinctive corporate culture. After graduating from post-secondary school with an Advanced Diploma in Fashion Business Management, she quickly climbed the ladder of her career through hands-on experience, finding employment of various capacities in the fashion industry. Her industry experience includes sales, design, sourcing, distribution, and finance. Ms. Bentley will assemble a management team with a complementary mix of retail, design, operations, product sourcing and marketing experience from leading swimwear and retail companies. We believe our management team will be well positioned to execute the long-term growth strategy for our business.

Target Market

Primary

Demographic

●	Females 30-40 years and males 32-42 years; Millennial generation

●	Single or with long-term partner/fiancé, but not yet married

●	Lives in a 1-2 income family

●	Graduated from college or university with a diploma, degree, or MBA

●	Working in Business, Fashion, Marketing, Tech, or a related field

●	Often an Entrepreneur with their own successful small to mid-sized company or established as a senior role in a large company

●	Annual household income of $160,000 – 240,000 USD

●	Mode of transportation is a personal or family vehicle of approximately $60,000 – 90,000 USD in value

Geographic

●	Urban areas internationally

●	Living in an 800+ square-foot condo in the downtown core of a city, or in 3+ bedroom home in the suburbs

Psychographic

●	Self-motivated, business-oriented individuals that place importance on self-presentation, their relationships, and discovering the “finer things” life has to offer

●	Hobbies include learning new technologies, reading, yoga and fitness classes, nutrition, traveling, shopping, and discovering new restaurants

●	Day-to-day style can be described as elevated modern-day business attire, while weekend or casual attire consists of on-trend, streetstyle items that provide comfortability

●	Appreciates high-fashion but is also mindful quality, sustainability, and the overall value of a garment and are willing to pay for these attributes

●	Travels often whether it be for business or pleasure and are willing to spend money on experiences

Secondary

●	Couples 40-50 years of age

●	Married with 1+ children that are now living away from home

●	Experiencing or considering early retirement and are going on more frequent vacations or living in hot climates for a portion of the year as a result

●	Fashionable business moguls, investors, or those in significant corporate positions

●	Find pride in maintaining their physical health and appearance despite aging

●	Fashion is a passion or hobby of theirs, so they enjoy investing in their wardrobe

●	Enjoy golfing, social events, vacationing, and hosting gatherings

Inventory / Order Fulfillment / Distribution

We plan to utilize our current facility for storage and distribution purposes. This will allow the Company to hold inventory, fulfill orders, and process shipments within one facility, while optimizing space and time. The order fulfillment process entails, checking and monitor for incoming orders (during business hours), verifying product inventory availability and handling any clarifications with customer before charging their credit card. In addition, this same team screens all orders, ensuring the proper verification procedures and specifically ensuring receipt of proper (and fraud-proof) credit card information following our fraud screening steps. All orders placed by credit card are subject to address verification by our credit and fraud avoidance department, which, in some cases, may delay the processing of the order. Orders shipping to an address different from the billing address may require additional information in order to protect consumers against credit card fraud that is overwhelming the internet.

We currently operate and distribute goods from our offices in Miami and in Toronto, Canada. Our facilities are leased or owed by third parties who allow us to utilize the space at no cost.

Terms with Suppliers

We carry net 30 day terms with most of our suppliers and in some cases we work on a cash and carry basis where we pay the supplier upfront for a product.  For those suppliers where we have terms, we generally have the option to have a 1% credit on invoiced amounts if we pay 15 days in advance of the due date of the invoice. We negotiate separate payment and shipment terms with each supplier.

Website Product Management and Support

To streamline operations, we have an in-house team responsible for uploading new products and copy to the LSEB website.  This team uploads data files and image feeds manually. Their responsibilities, include categorizing product correctly, guaranteeing that all products, images, and copy information are properly visible and located in correct sub-categories on our website, and making sure that the correct key word search terms are added in our shopping cart for each product.

Customer Inquiry Management

The operating team will handle inbound customer calls in the US and Canada during the working hours from 8-8 pm EST.  We will begin extended hours and provide support service for International inquiries in the second half of our operating year once we develop quality level standards that are consistent across multiple markets. Said extended services will include a 24-hour global customers handling by phone, email and chat.

●	Level 1 - Simple questions that can be answered on the spot – delivery costs and time, etc.

●	Level 2 - More complex (Needs Analysis) questions such as availability, color, dimensions etc

Customer - Privacy and Security

LSEB has created this privacy statement in order to demonstrate our firm commitment to privacy. The following discloses our information gathering and dissemination practices for this website;

We do not sell customer e-mail address or related information to third parties and unless customers opt-in to our Mailing List they will not receive advertising e-mails from us. We track IP addresses for security reasons to discourage fraudulent activity attempts. By doing so we are making our customer shopping experience more safe and secure.

Our site uses cookies to keep track of customer shopping carts for multiple purchases while shopping with us. We do not require our customers to open an account with us in order to shop, therefore each purchase session usually means you may need to re-enter your information.

Our site’s registration form requires users to give us contact information, such as their name and email address, and unique identifiers. We use customer contact information from the registration form to send the user information about purchases that have been processed. The customer’s contact information is also used to contact the visitor when necessary if they have subscribed to the mail list. Users may opt-out of receiving future mailings by choosing to unsubscribe.

Returns

We have a general set of standards we use to manage our returns process.  Returns are accepted for the full product credit if received within 15 days form the date of purchase.  Merchandise returns are not accepted after 15 days from the date of purchase. LSEB provides the customer with a pre-paid delivery slip that can be found inside the package, meaning the customer can send back the products free of charge (hereafter, the “Prepaid Slip”), by sticking the Prepaid Slip on the return package and depositing it at a post office. No return fees will be refunded by LSEB to the customer if the customer decides not to use the Prepaid Slip that has been made available. Shipping cost refunds will not include reimbursing of the original shipping fees.

Each product must be returned new, in its original packaging. If the Product has lost value due to any handling other than to ascertain the nature and characteristics of the Product, LSEB reserves the right to refuse the refund or exchange of the Product. LSEB will not refund orders if any Products returned by the customer do not correspond to those ordered, or if they originate from anywhere other than the LSEB online boutique. Our Close-Out and Special Orders are not returnable.

Shipping

The shipping department within our warehouse will decide which shipping company to use for each particular shipment. For domestic shipment orders we will ship via FedEx, UPS Ground, United States Postal Service Priority Mail, or Canada Post Priority Mail depending on the size and weight of the order.  Small orders generally ship Priority Mail. Large orders generally ship by FedEx. Very small orders, at our discretion, may be sent via First Class Mail with a reduced shipping and handling charge. The absolute minimum shipping and handling charge per order is $9.95.

International Shipments

Shipping charges for international orders vary greatly.  For international shipping destinations not outlined on our eCommerce website, we have requested that customers email us with the items they are interested in buying with their address and the destination country. We respond to international customers with information on ordering, including shipping and handling charges. Long-term, LSEB is planning to expand its international shipping destination roster, at which time we will partner with FedEx CrossBorder and Mail Forwarding to service a broader range of international customers.  FedEx CrossBorder works within a retailer’s e-commerce platform and shopping cart platform, offering tools to help with regulatory compliance, secure payment processing, multi-currency pricing and credit card fraud protection. As a U.S. e-retailer, selling outside the country will be as simple as a domestic transaction.

Payment Handling

For our website business, LSEB has created a PayPal account which will allow us to accept all major credit card providers.

Warranties

Any other product defects are addressed on a case-by-case basis. Customers can call our Toll-Free telephone number and we will work to resolve their product warranty claims within the first 15 days.

Acquisitions

Consolidation Opportunities

The Company believes that it will be able to capitalize on the projected growth in the swimwear industry and on consolidation opportunities upon completion of this financing. The industry trends are expected to fuel continued growth, positioning LSEB to advance alongside it.

The fragmented nature of the North American swimwear marketplace provides a significant opportunity for LSEB to grow through strategic acquisition of privately operated eCommerce web sites.

Criteria and Process of Identification of Acquisitions

A strategy of the Company is to pursue opportunities to advance its business through the acquisition of privately operated eCommerce sites. However, there can be no assurance that suitable acquisition opportunities will be identified.  The Company may adopt acquisition strategies that require it to seek additional financing. If LSEB is unable to obtain sufficient financing on satisfactory terms and conditions, it may not be able to maintain or increase its market share or expand its business.

Pursuing Strategic Acquisitions of Independent Swimwear Brands and ECommerce Sites

While LSEB’s goal is to be one of the largest swimwear suppliers, the fragmented nature of the marketplace provides a significant opportunity for LSEB to grow through the acquisition of independently operated swimwear lines, stores and e-commerce sites. Management believes the Company will be well positioned to acquire strategic sites from independent and banner operators by offering attractive opportunities to become a partner of the LSEB brand.

All potential acquisitions will be evaluated by management of the Company and will be subject to approval by the board of directors of the Company. The Company will pursue acquisitions or developments that meet the Company’s objective of acquiring swimwear brands with positive cash flow.

Method of Financing Acquisitions

The Company proposes to use the proceeds from its offering, bank financing, issuance of treasury shares or other securities, private or public financing, joint venturing of projects or any combination thereof or other means to finance acquisitions. If treasury shares are issued, such issuance could result in a change in control or further dilution to shareholders. The Company aims to limit debt financing for all acquisitions to no more than 40% to 50% of the Common Shares equity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 18 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

LSEB Creative Corp. (the “Company”) was formed April 3, 2019.  LSEB Creative Corp. is a specialty retailer that offers men and women elevated swimwear designs, constructed with the highest quality materials and techniques. With the recent substantial growth seen in the swimwear industry, our affluent, contemporary target market is in search of assortment and impressive concepts. By offering a new concept to swimwear; gender-coordinating collections that allow the wearer to look and feel powerful, partnered or individually, we will capture this new, sought-after space within the market. Our priority is to design products that offer superior fit, performance, and comfort while incorporating both function and fashionability. Our strategy is to capitalize on these existing opportunities in the luxury swimwear market through the development and growth of our existing web site www.laurenbentleyswim.com and wholesaler partnerships on a global scale. We believe eCommerce will allow our target market convenient and easy access to our products while effectively building brand awareness and entry into new markets.  We are committed to building a highly recognized brand, offering captivating customer experiences that drive long-term loyalty. By focusing on these key areas and tactics, we will successfully align ourselves with our target market and profit accordingly.

Plan of Operation

Since March 31, 2021, and for the remaining 12 months in our fiscal year, our business will be built across four key growth product categories including: (1) Women’s Swimwear, (2) Men’s Swimwear, (3) Women’s Beachwear, and (4) Accessories. Our growth plan is to achieve $500,000 in net revenues within the first 12 months following our official launch, with majority derived from category (1), Women’s Swimwear. To date, we have not generated any revenue. This is due to delays incurred by Covid-19, such as supplier and manufacturer closures, impaired supply chain, and travel restrictions.  The Company plans to complete a financing through a private offering for a minimum of $400,000 within the 12-month period following our March 31, 2021 year-end.  We have not yet entered any agreements with any parties with respect to obtaining financing for the Company. Given the Company is able to obtain financing, the Women’s Swimwear and Men’s Swimwear product category will commence immediately, as well as pre-launch functions outlined below. We intend to target consumers with on-line marketing, and businesses, including hotels and independent boutiques with direct mail, and pursuing contacts within the industry. The Company also expects to attend swimwear trade shows across the world.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition. In the unlikely scenario that we are not successful in financing our target of $400,000 or above through a private offering within the first 12-month period~~,~~ we will delay the launch of the Men’s Swimwear and Women’s Beachwear, and move forward solely with Women’s Swimwear.

Within 24 months following our March 31, 2021 year-end, our total sales forecast is $1,000,000. This target is comprised of $800,000 Women’s Swimwear and Men’s Swimwear categories, and $200,000 Beachwear and Accessories. We anticipate a sales growth rate of approximately 50% per year for our first 3 years operational.

During this period, the Company will execute all essential pre-launch functions, including but not limited to, collection design, technical illustrations and specification, sourcing trims, fabrics, and yarn, sample making, pattern drafting, manufacturer bulk order placement, and various marketing projects. As the Company performs each function, our management team will make decisions based on the interest of consumer satisfaction and Company profitability. These functions will prepare the Company for a B2C distribution channel upon launch, as well as B2B wholesale partnerships for future growth opportunities. Additionally, they will align the Company to achieve our average target margin of 55-65% across our four key product categories.

As of our year end March 31st, 2021, the Company has completed a number of the essential functions outlined above. Our first collection, which will launch in conjunction with the brand and ecommerce site late 2021, has been designed and technical illustrations have been completed. Out technical packages, which includes the technical sketches and all specifications on measurements, construction, trim and fabric Bill of Materials, and all additional information the manufacturing company will need, have been completed by an outsourced Technical Designer. A significant amount of focus went into the sourcing of collection trims and fabric, as well as brand packaging and labeling. The Company believes in sourcing based on quality, not ease, in order to develop superior product. Thus, all items are sourced from various countries and factories depending on capabilities, skills, and technologies. For our first collection, majority of items have been sourced from specialized, established suppliers in Italy, France, and Spain. The marketing mix is of large focus for the Company, as we understand the importance of marketing within the luxury market and its role in building brand recognition and credibility. For this reason, we have decided to utilize a third-party, bespoke marketing agency based out of London, England. Completed initial marketing projects include; the branding package, which includes the primary logo, secondary logo, and submark, in addition to the overall brand, story and packaging designs; and ecommerce website development, which will remain private until brand launch. The Company is on track with all necessary functions in order to meet deadlines, targeted timeframe of launch, and ultimately, all established Company goals.

Initial distribution will be B2C via our ecommerce website, which will allow us to bypass middlemen and margin loss. Our ecommerce website, as well as our social media pages, will be prepared by a third-party marketing agency prior to brand launch date. Preparation of these areas of our marketing mix include, website development and testing, product photography, campaign photography and videography, copywriting, and SEO management. Additionally, these projects, along with our branding package, will lend themselves to all areas of the marketing mix once completed. Marketing strategies will commence across all platforms approximately one month before launch date as a tactic to create excitement around the brand and products. On launch day our ecommerce website will become live for purchasing.

An additional focus prior to brand launch will be the design of our second, follow-up collection. Our design team will begin the design process of this collection September to December 2021. All steps of the process will be completed in accordance with the fashion calendar in order to release said collection for May/June of 2022. This is essential to ensure consistent product offering and Company sales forecast is met.

Onward, product launches will continue to be developed and released based on the fashion calendar, with key deliveries falling in January/February, May/June, and October/November. The Company will consider expanding SKU assortment and product categories based on consumer demand and feedback. The Company believes that when expanding the product offering, doing so organically is essential to long-term growth and sales plans.

Upon launch of our spring/summer 2022 collection, we will commence two key growth strategies; building a full-time team of staff and nurturing wholesale partnerships. We believe organically growing a team of full-time employees is essential in the future success of the business. Employees will be hired based on their suitability in the role and connection with the brand. We will take our time hiring the right person for each individual position as it is needed. By having a full-time team, we will gain the contacts, knowhow, manpower, and consistency needed to operate a successful luxury fashion brand.

Entering wholesale distribution opportunities upon brand launch will allow the Company to grow reach within key markets, sales, and brand recognition. The Company intends on partnering with top luxury retailers across North America and Europe, as well as particular independent retailers and hotel boutiques. The Company currently maintains relationships with targeted retailers but believes entering wholesale distribution will have the highest growth potential once the brand is established with sales to show. The partnerships we create will be strategically chosen based on brand values, style, price point, and expectations. We believe that by progressing into wholesale distribution will allow us to increase sales by approximately 50% consistently through year one to three. We will continue to maintain and gain said partnerships until launching the brand late 2021 or early 2022.

We have estimated that we will incur minimum expenses equal to $25,000 in the first year following our March 31, 2021, year-end in order to maintain our business operations.  However, if we complete a financing, we will devote the capital raised to operational expenses as indicated below. The Company will attempt to complete a financing for a minimum of $400,000 within the 12 month period following the Company’s 2021 year-end.  Any capital raised will be through either a private placement or a convertible debenture and will result in the issuance of common shares from the Company’s authorized capital.

Working Capital	$74,000.00
Legal/Accounting	$25,000.00
Inventory	$100,000.00
Advertising and Marketing	$150,000.00
General and administrative	$10,000.00
Salaries and Customer Service	$25,000.00
Telephone	$1,000.00
Travel	$15,000.00
Total Expenses	$400,000.00

The above represents our Managements best estimate of our cash requirements based on our business plans and current market conditions. The above is based on our ability to raise sufficient financing and generate adequate revenues to meet our cash flow requirements.  The actual allocation between expenses may vary depending on the actual funds raised and the industry and market conditions over the next 18 months following our March 31, 2021 year-end.

Results of Operations

Revenue

Since inception through the period ended September 30, 2021, we did not generate any revenue. The Company has been in the process of producing samples for the delivery to factories for production in order to generate revenues as the Company expands its operations.

Operating Income (Loss)

During the 6 month period ended September 30, 2021, and the year ended March 31, 2021, we had operating expenses of $23,196 and $46,856, respectively.  This loss was due primarily to the professional fees,  consulting fees, web design/branding fees, and other general and administrative expenses incurred.

Net loss

We reported a net loss of $25,779 and $45,6411 for the 6 month period ended September 30, 2021, and the year ended March 31, 2021, respectively.

Working Capital

	September 30, 2021	March 31, 2021
Current assets	$135,226	$89,494
Current liabilities	29,922	35,908
Working capital / (deficit)	$105,304	$53,586

We anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we will have to issue debt or equity or enter into a strategic arrangement with a third party.

Income Tax

During the period from inception (April 3, 2019) to September 30, 2021, we had no provision for income taxes due to the net operating losses incurred.

Off Balance Sheet Financing

We have no off-balance sheet arrangements.

Going Concern

As reflected in the accompanying financial statements, the Company has no revenue generating operations and has an accumulated deficit $159,740 and $104,187 as of September 30, 2021, and March 31, 2021, respectively. In addition, the Company has experienced negative cash flows from operations since inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

Liquidity and Capital Resources

	Period Ended September 30, 2021	Year Ended March 31, 2021
Net Cash Used in Operating Activities	$43,308	$(94,081)
Net Cash Used in Investing Activities	-	-
Net Cash Provided by Financing Activities	77,424	103,567
Net Increase in Cash	$120,732	$9,133

Our cash balance was $135,226 and $14,494 for the six month period ended September 30, 2021, and March 31, 2021, respectively.  We recorded a net loss of $25,779 and $45,641 for the six month period ended September 30, 2021, and the year ended March 31, 2021, respectively.

The initial use of the consideration received from the Company’s unregistered common share issuances that occurred in the amount of $265,800 has been allocated to offering expenses, professional fees, website and ecommerce platform development and working capital. The breakdown of the $265,800 received by the Company consists of $211,000 in cash received from sales of unregistered common stock and $54,800 of unregistered common stock issued in exchange for services.

We believe we can satisfy our cash requirements for the next twelve months. We anticipate that our fixed costs made up of legal & accounting and general & administrative expenses for the next 12 months will total approximately $25,000. Legal and accounting expenses of $20,000 represents the minimum funds needed to sustain operations. The $25,000 will be financed through the Company’s cash balance of $135,226, additional financing, net sales, and if needed, an advance from our directors, Lauren Bentley and Jordan Starkman. Currently there is no firm loan commitment between the Company and Lauren Bentley and Jordan Starkman in place. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees, until financing is raised.  The foregoing represents our best estimate of our cash needs based on our current business condition.  The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.  It is currently expected that the Company will spend an additional $150,000 in variable costs relating to marketing and business development that will be funded from future financings.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operations, the production of our swimwear, and marketing expenses for our business operations.  We anticipate generating revenues once the brand is launched within the next six months. The success of our operations is dependent on attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations.  Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to achieve our profit, revenue, and growth goals.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan.  If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and financial condition.  There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

The Company is currently seeking funding for our continued operations.  The Company intends to raise a minimum of $400,000 and a maximum of $1,000,000 in order to expand the introduction of the www.laurenbentleyswim.com e-commerce site to the retail community and fashion world.  To achieve our goals the Company expects to commit the majority of its funding to production of the swimwear lines, and to the advertising of the Company’s web site. There is no assurance that the company will be able to raise the capital required to complete its goal and objectives and the Company is currently seeking capital to further its business plan.  Any capital raised will be through either a private placement or a convertible debenture and will result in the issuance of common shares from the Company’s authorized capital.  There are no agreements with any parties at this point in time for additional funding; however, we are in discussions with various funders in the US.

We presently do not have any significant credit available, bank financing or other external sources of liquidity.  Due to our operating losses, our operations have not been a source of liquidity.  We will need to obtain additional capital in order to expand operations and become profitable.  In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders.  There can be no assurance that we will be successful in obtaining additional funding.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing shareholders. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.

No assurance can be given that sources of financing will be available to us and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures or may be required to reduce the scope of our planned marketing efforts and development of various swimwear styles, any of which could have a negative impact on our business and operating results. In addition, insufficient funding may have a material adverse effect on our financial condition, which could require us to: 1) Limit the production of a select swimwear designs, 2) Seek strategic partnerships that may force us to relinquish control of the Company, or 3) Explore potential mergers or sales of significant assets of our Company.

Professional Fees

Professional fees were minor for the period from April 3, 2019 (inception) through March 31, 2021, and for the six months ended September 30, 2021. However, the Company expects professional fee costs to increase as the Company is a public reporting company with the Securities and Exchange Commission, which requires that it maintain relationships with both PCAOB registered audit firms and securities counsel to assist with the SEC reporting requirements. In addition, the Company may also attempt to purchase other entities or assets and operations of other entities if the advantageous situation presents itself. This could require the Company to incur substantial professional fees.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles (“GAAP”) and the Company’s discussion and analysis of its financial condition and operating results require the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its consolidated financial statements and accompanying notes. Note 4, “Summary of Significant Accounting Policies,” of the Notes to Consolidated Financial Statements included in this Form S-1, describes the significant accounting policies and methods used in the preparation of the Company’s consolidated financial statements. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

Management considers these policies critical because they are both important to the portrayal of the Company’s financial condition and operating results, and they require management to make judgments and estimates about inherently uncertain matters. The Company’s management has reviewed these critical accounting policies and related disclosures.

Emerging Growth Company

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Employees

We currently have one full time employee, Lauren Bentley, who does not have a formal employment agreement. We plan to hire additional employees as needed as the Company grows. In addition, Jordan Starkman is the CFO and he does not have a formal employment agreement. Furthermore, the Company has 2 consultants working for the Company related to the design and patterns for the swimwear.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and positions of our current directors and executive officers. Unless otherwise indicated, the address of each person listed is c/o LSEB Creative Corp. 30 N. Gould St. #4000, Sheridan, WY 82801 In addition, set forth below is a brief description of the background and business experience of our sole executive officer and directors for the past five years.

Name and Business Address	Age	Position

Lauren Bentley	25	CEO, President, and Chairman of the Board of Directors
Jordan Starkman	51	CFO, Director

Lauren Bentley, President and Director – Lauren Bentley is currently President and is the founder of LSEB Creative Corp.  Prior to LSEB, Lauren Bentley graduated from post-secondary school with an Advanced Diploma in Fashion Business Management, she quickly climbed the ladder of her career through hands-on experience, finding employment of various capacities in the fashion industry. Her industry experience includes sales, design, sourcing, distribution, and finance. She leads our design team and plays a central role in corporate strategy and promoting our distinctive corporate culture.

Jordan Starkman, CFO and Director – Jordan Starkman is currently the CFO and a director of LSEB Creative Corp. Jordan brings over thirty years of experience in sales, financial consulting, and investor and client relations to the LSEB team.  Jordan has an extensive background in finance and business development, and he has worked as an independent consultant for various publicly traded companies responsible for initiating new business and developing long-term relationships with customers.  Jordan holds a BA in Statistics from the University of Western Ontario.  In addition, Mr. Starkman is the President of Rimrock Gold Corp., a publicly company trading on OTC Markets in the CBD business. Furthermore, Mr. Starkman was President of Health Advance Inc from 2011 – November 2017, and Pacific Green Technologies. Mr. Starkman is also employed by TerraPave Construction Corp from June 2012-present.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and holds office until removed by the board.

Board Composition

Our By-Laws provide that the Board of Directors directors which shall constitute the whole board shall not be less than one (1) nor more than seven (7) or such other maximum number of directors. The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has decided not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Auditors

Our principal registered independent auditor is as follows:

Fruci & Associates ll, PLLC

802 N Washington, Spokane, WA 99201

Phone: (509) 381-5809

Code of Ethics

The Company does not have a written code of ethics that applies to the Company’s officers.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Involvement in Legal Proceedings

None of our officers or directors has filed a personal bankruptcy petition, had a bankruptcy petition filed against any business of which they were a general partner or officer at the time of bankruptcy or within two years prior to that time, or has been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past ten (10) years.

Compliance with Section 16(a) Of the Exchange Act

Upon the effectiveness of this registration statement of which this prospectus is a part, we intend to file a Form 8-A registration statement under Section 12 of the Securities Exchange Act of 1934, as amended. Section 16(a) of that act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officer

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our executive officers by the Company during the period ended  in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)		Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals

Lauren Bentley President and Director	2021	$20,000	$0		$(1)	$0	$0	$0	$0	$0
Jordan Starkman, Director	2021	$0	$0		$(2)	$0	$0	$0	$0	$0

(1)	Founder shares issued computed at par value equal to $.0001 per share

(2)	Computed at $.10 per share in accordance with the private placement completed during August 2021.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through September 30, 2021.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending September 30, 2021 by our executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table.

There were no awards made to our executive officers in the last completed fiscal year.

Compensation of Directors

Our Directors are permitted to receive fixed fees and other compensation for her services as a director. The Board of Directors has the authority to fix the compensation of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.  No amounts have been paid to, or accrued to the directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers and directors.

Summary Compensation

Ms. Bentley, our CEO and director took a salary of $20,000 for her services to the Company during the period ended March 31, 2021. She currently does not have an employment agreement in place,  She was issued 5,600,000 founders shares at inception. Mr. Starkman does not receive a salary, however he received 2,500,000 founder shares at inception.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Ms. Bentley receives compensation as indicated above, and Mr. Starkman does not receive compensation for his services as director and CFO.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no formal employment contracts, or other contracts with our officers or directors.  The Company issued 8,100,000 shares of common stock to the officers and directors of the Company for services rendered. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 30 , 2021, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 11,743,000 shares of our common stock issued and outstanding as of September 30, 2021. As of September 30, 2021, we did not have any outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock. Unless otherwise indicated, the address of each officer and director listed below is c/o LSEB Creative Corp., 30 N. Gould St. #4000, Sheridan, WY 82801.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class (1)

Common Stock	Lauren Bentley (2)	5,600,000	(2)	47.7%
	30 N. Gould St #4000, Sheridan, WY 82801

Common Stock	Jordan Starkman (3)	2,500,000	(3)	21.3%
	30 N Gould St #4000, Sheridan, WY 82801

Common Stock	Faiyaz Bux (1)	750,000	(1)	6.4%
	22 Oakworth Dr, Bolton, England, BL17BB

Common Stock	All executive officers and directors as a group	8,100,000		69.0%

(1)	The percent of class is based on 11,743,000 shares of our common stock issued and outstanding as of September 30, 2021.

(2)	Lauren Bentley is the Company’s President and is a director of the Company. Lauren Bentley received 5,600,000 shares of common stock for services rendered.

(3)	Jordan Starkman is the Company’s CFO and is a director of the Company. Jordan Starkman received 2,500,000 shares of common stock for services rendered.

RELATED PARTY TRANSACTIONS

During the period from April 3, 2019 (inception) to September 30, 2021, the Company received advances from its officer to pay for operating expenses. The balance due to the officers at September 30, 2021 totaled $9,741, and $24,319 as of March 31, 2021. There are no definitive repayment terms and no interest is accruing on these advances.  The Company also issued 8,100,000 shares to its officers for services.  In April 2019, we issued 5,600,000 founder shares of common stock to Lauren Bentley pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act of 1933.  The total purchase price of the Shares was $560. In April 2019, Jordan Starkman was appointed as a director and CFO of the Company, and was issued 2,500,000 shares for his services at a value of $250 pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act of 1933.

PLAN OF DISTRIBUTION

The Selling Security Holders may, from time to time, sell any or all of its shares of Company common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or

●	a combination of any such methods of sale.

Additionally, broker-dealers engaged by the Selling Security Holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The Selling Security Holder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Security Holders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.0001, of which 11,743,000 shares are issued and outstanding as of September 30, 2021. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

It is the opinion of our counsel that all shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Registration Statement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Wyoming for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Preferred Stock

Our articles of incorporation include 5,000,000 Preferred Shares, $0.0001 par value per share. No Preferred Shares have been issued as of the date of this filing.

Warrants and Options and Convertible Securities

Currently, there are no warrants or options outstanding; nor are there any other equity or debt securities convertible into common stock.

Security Holders

As of September 30, 2021, there were 11,743,000 shares of our common stock issued and outstanding, which were held by 44 stockholders of record.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We have engaged Sedona Equity Registrar & Transfer Inc., as transfer agent to serve as agent for shares of our common stock. Our transfer agent’s contact information is as follows:

Sedona Equity Registrar & Transfer Inc.

143 W. Helena Dr,  Phoenix, AZ 85023

(602) 620-1554

Admission to Quotation on the OTC Markets or Another Over-the-Counter Quotation Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Markets or the OTCQB or OTCQX tiers of OTC Markets Group’s over-the-counter market. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Markets or another over-the-counter quotation board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The over-the-counter quotation boards differ significantly from national and regional stock exchanges in that they

(1)	are not situated in a single location but operate through communications of bids, offers and confirmations between broker-dealers, and

(2)	securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialists” common to stock exchanges.

To qualify for quotation on the OTC Markets or another over-the-counter quotation board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If our securities meet the qualifications for trading securities on the OTC Markets or another over-the-counter quotation board, our securities would be eligible to trade on that over-the-counter quotation board, but there is no guarantee that our securities would ever trade. We may not now or ever qualify for quotation on any over-the-counter quotation board. We currently have no market maker who is willing to list quotations for our securities.

INFORMATION WITH RESPECT TO REGISTRANT

Our proceeds from the Regulation S offering totaled $211,000. Our initial cost of becoming a public company is approximately $35,000.  Currently, we have monthly expenses of approximately $4,000.  Legal and accounting expenses of $30,000 represents the minimum funds needed to sustain operations.  As operations develop our monthly expenses are expected to increase to $10,000.  Many of our initial expenses are related to the Company’s initial web site development costs and related consulting services.  The Company does not expect to incur these expenses again going forward.  We generate monthly revenue of approximately $0.

We believe we can satisfy our cash requirements for the next twelve months with our expected revenues and if needed an additional loan from our directors, Lauren Bentley and Jordan Starkman.  However, the success of our operations is dependent on attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations.  Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to achieve our profit, revenue, and growth goals.

We anticipate that our legal & accounting and general & administrative expenses for the next 12 months will total approximately $20,000.  The $20,000 will be financed through the Company’s cash on hand of $135,226, additional financing, net sales and if needed, an advance from our directors, Lauren Bentley and Jordan Starkman. Currently there is no firm loan commitment in place between the Company, Lauren Bentley, and Jordan Starkman.

Organization Within Last Five Years

LSEB Creative Corp. was formed in the State of Wyoming on April 3, 2019.  The Company’s founders, Lauren Bentley and Jordan Starkman combined own 8,100,000 common shares.  In April 2020, we issued 5,600,000 shares to our President and director Lauren Bentley and 2,500,000 shares to Jordan Starkman, the CFO and director to the Company.  In addition, 400,000 shares were issued to Holly Houk  In April 2019, the company issued an additional 350,000 shares to Emily Field for consulting fees and services rendered.  In May 2019, the company issued 300,000 shares to Makmo Trading Corp for consulting fees,  and in June 2019, 175,000 shares were issued to George Gallo for consulting fees and services rendered. In April 2020, a further 5,000 shares were issued to Joanna Barrass and 3,000 shares to Katherine Jankul-Tsallis for design work and consulting services. During fiscal 2021, the Company completed non-brokered private placements of 2,110,000 common stock at $0.10 per share for proceeds of $211,000.  In March 2021, the Company issued an additional 150,000 shares to Brunson Chandler & Jones, PLLC for legal and consulting fees. These services were valued at $0.10 per share. In August 2021, the Company issued an additional 150,000 shares to Noba Capital Group LLC for consulting fees. These services were valued at $0.10 per share.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 11,743,000 shares of our common stock prior to this offering, and we will have outstanding 11,743,000 shares of our common stock after conclusion of this offering. All of the 3,643,000 shares registered in the registration statement of which this prospectus forms a part will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 8,100,000 unregistered shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, or another exemption from registration under the Securities Act.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of our common stock then outstanding; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is 30 N. Gould St. #4000, Sheridan, WY 82801 . Currently, this space is sufficient to meet our office, and telephone facility needs; however, if we expand our business to a significant degree, we will have to find a larger space.  There is currently no lease agreement. In addition, the Company has an office in Toronto, Canada.  The  premises is leased by Jordan Starkman and there is no cost to LSEB Creative.  The Company is also currently looking for office space in Miami, Fl, and in the United Kingdom.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us other than as disclosed below, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•	No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which her was a general partner at or within two years before the time of such filing, or any corporation or business association of which her was an executive officer at or within two years before the time of such filing;

•	The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•	Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining her from, or otherwise limiting, the following activities:

•	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

•	Engaging in any type of business practice; or

•	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•	Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings, or to be associated with persons engaged in any such activity;

•	Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•	Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•	Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

•	Any Federal or State securities or commodities law or regulation; or

•	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

•	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The audited financial statements of the Company as of March 31, 2021, have been included herein in reliance on the report of Fruci and Associates 11, PLLC , an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock registered in the registration statement of which this prospectus is a part, is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is Walker Center, 175 S. Main Street, 14th Floor, Salt Lake City, Utah, 84111. We have issued Brunson Chandler & Jones, PLLC, 150,000 shares of our common stock in consideration of legal services rendered and 75,000 shares are being registered under this registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Fruci and Associates 11, PLLC is our independent registered public accounting firm. There have not been any changes in or disagreements with this firm on accounting and financial disclosure or any other matter.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

LSEB Creative Corp.

Financial Statements

For the Quarter ending September 30, 2021

LSEB Creative Corp.

BALANCE SHEET

(Expressed in US dollars)

	September 30,	March 31,
	2021	2021
	$	$

ASSETS
Current assets
Cash	135,226	14,494
Trust Account	—	60,000
Prepayments and Other Receivables	—	15,000
Total current assets	135,226	89,494

Non-current assets
Equipment, net [Note 6]	1,606	1,877
Total assets	136,832	91,371

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable	19,000	1,590
Accrued liabilities	1,180	10,000
Advances from a related party [Note 7]	9,742	24,318
Total current liabilities	29,922	35,908

Stockholders’ deficiency
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, Nil preferred shares outstanding at September 30, 2021 (March 31, 2021: Nil),	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 11,743,000 common shares outstanding as at September 30, 2021 (March 31, 2021 : 10,673,000) [Note 8]	1,174	1,067
Additional paid-in capital [Note 8]	265,476	158,583
Accumulated deficit	(159,740)	(104,187)
Total stockholders’ deficiency	106,910	55,463
Total liabilities and stockholders’ deficiency	136,832	91,371

See accompanying notes

Going concern (Note 3)

Related party transactions and balances (Note 7)

Contingencies and Commitments (Note 10)

Subsequent events (Note 11)

Page | 1

LSEB Creative Corp.

STATEMENT OF OPERATIONS

(Expressed in US dollars)

	For the	For the	For the	For the
	Qtr ended	Qtr ended	six ended	Six ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	$	$	$	$
EXPENSES
Advertising & promotion	1,106	204	1,587	204
General & Adminstrative Expenses	555	871	890	1,166
Stock based compensation	15,000	—	15,000	800
Consulting Expenses	—	—	—	1,798
Legal & Professional Fee	3,832	—	31,433	177
Office and general	2,573	1,249	3,807	1,727
Depreciation [Note 5]	130	206	271	372
Total operating expenses	23,196	2,530	52,988	6,244
Net income/ (loss) from operations	(23,196)	(2,530)	(52,988)	(6,244)
Exchange Gain/(Loss)	(2,583)	66	(2,565)	107
Net income/(loss) from operations before income taxes	(25,779)	(2,464)	(55,553)	(6,137)
Income taxes [Note 10]	—	—	—	—
Net income/(loss) for the year	(25,779)	(2,464)	(55,553)	(6,137)

Loss per share, basic and diluted	(0.0022)	(0.0003)	(0.0047)	(0.0006)

Weighted average number of common shares outstanding	11,743,000	9,642,000	11,743,000	9,642,000

See accompanying notes

Page | 2

LSEB Creative Corp.

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

(Expressed in US dollars)

			Additional		Total
	Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	capital	Deficit	deficiency
		$	$	$	$

March 31, 2021	10,673,000	1,067	158,583	(104,187)	55,463
Stock based Compensation	—	—	—	—	—
Proceeds from shares issued	—	—	—	—	—
Net loss	—	—	—	(29,774)	(29,774)
June 30, 2021	10,673,000	1,067	158,583	(133,961)	25,689
Stock based Compensation	150,000	15	14,985	—	15,000
Proceeds from shares issued	920,000	92	91,908	—	92,000
Net loss	—	—	—	(25,779)	(25,779)
September 30, 2021	11,743,000	1,174	265,476	(159,740)	106,910

March 31, 2020	9,545,000	955	45,896	(58,546)	(11,695)
Stock based Compensation	8,000	1	799	—	800
Proceeds from shares issued	59,000	6	5,894	—	5,900
Net loss	—	—	—	(3,673)	(3,673)
June 30, 2020	9,612,000	962	52,589	(62,219)	(8,668)
Stock based Compensation	—	—	—	—	—
Proceeds from shares issued	30,000	2	2,997	—	2,999
Net loss	—	—	—	(2,464)	(2,464)
September 30, 2020	9,642,000	964	55,586	(64,683)	(8,133)

See accompanying notes

Page | 3

LSEB Creative Corp.

STATEMENT OF CASH FLOWS

(Expressed in US dollars)

	For the	For the
	six months ended	six months ended
	September 30, 2021	September 30, 2020
	$	$
OPERATING ACTIVITIES
Net loss for the year	(55,553)	(6,137)
Items not affecting cash
Depreciation	271	372
Stock based compensation	15,000	800
Change in trust account	60,000	—
Change in prepaid and sundry	15,000	—
Change in accrued liability	(8,820)	—
Change in accounts payable	17,410	(492)
Net cash used in operating activities	43,308	(5,457)

FINANCING ACTIVITIES
Proceeds from Related Parties advances	1,775	2,880
Repayments of Related Parties advances	(16,351)	(3,888)
Issue of common stock, net of issuance costs	92	9
Additional paid-in capital	91,908	8,891
Net cash provided by/(used in) financing activities	77,424	7,892

Net increase in cash during the year	120,732	2,435
Cash, beginning of year	14,494	5,361
Cash, end of year	135,226	7,796

See accompanying notes

Page | 4

LSEB Creative Corp.

1.	NATURE OF OPERATIONS

LSEB Creative Corp. was incorporated as “Profit Corporation” on April 3rd, 2019 under Wyoming State regulations with registered office at 1920 Thomes Ave Ste 610, Cheynne, WY.

LSEB Creative Corp. is a specialty retailer that offers men and women elevated swimwear designs, constructed with the highest quality materials and techniques. Our product concept focuses on coordinating items within the men’s and women’s sub-categories, which allows customers the ability to coordinate with their partner. It’s this concept, along with our noteworthy fabrics, construction techniques, and “ready-to-wear” inspired designs that will allow LSEB to capture a new space within the market. Its aim is to become a leading retailer in the global luxury fashion industry. The corporation is currently involved in concept, design, manufacturing, and distribution of its products with emphasis on its swim wear category.

The Company operates under the web-site address lsebcreative.com and its e-commerce platform laurenbentleyswim.com which is complete however due to Covid, the Company is waiting for the appropriate time to launch and make the site live.

2.	BASIS OF PRESENTATION, MEASUREMENT AND CONSOLIDATION

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States dollars (“USD”).

3.	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue on a going concern basis. As disclosed in the balance sheet, the Company has accumulated losses at reporting period. The ability of the Company to continue as a going-concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing to provide continuation of the Company’s operations. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. The Company is actively seeking financing to fully execute the next phase of the Company’s growth initiatives. Any capital raised will be through either a private placement or a convertible debenture and will result in the issuance of common shares from the Company’s authorized capital. The Company believes it can satisfy minimum cash requirements for the next twelve months with either an equity financing, convertible debenture or if needed, loans from shareholders.

There can be no assurance that the Company will be able to continue to raise funds, in which case the Company may be unable to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in these financial statements. The company has experienced recurring losses that raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

4.	INTERIM FINANCIAL STATEMENTS

The accompanying financial statements of the Company should be read in conjunction with the financial statements and accompanying notes filed with the U.S. Securities and Exchange Commission in the Company’s Annual Report on S1 for the fiscal year ended March 31, 2021. In the opinion of management, the accompanying financial statements reflect all adjustments of a recurring nature considered necessary to present fairly the Company’s financial position and the results of its operations and its cash flows for the periods shown.

Page | 5

LSEB Creative Corp.

4.	INTERIM FINANCIAL STATEMENTS (Continued.)

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ materially from those estimates. The results of operations and cash flows for the periods shown are not necessarily indicative of the results to be expected for the full year.

5.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

As of September 30, 2021, the Company had a cash balance of $135,226 (March 31, 2021: $14,494). Cash includes cash on hand and balances with banks.

Trust Account

As of September 30, 2021, no amount was held in a lawyer’s trust account. (March 31, 2021: $60,000)

Advertising & Promotions

Advertising costs are recognized as expense in Statement of operations for the period when incurred. For the six month period ending September 30, 2021, company recognized $ 1,106 (September 30, 2020: $ 204)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include deferred income tax assets and related valuation allowance, valuation of convertible notes, warrants and accruals. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Loss Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at each period end.

Foreign Currency Translation

The functional currency of the Company is United Stated dollar. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. All exchange gains or losses arising from translation of these foreign currency transactions are included in Statement of operations. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Page | 6

LSEB Creative Corp.

5.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued.)

Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

●	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

Fair Value of Financial Instruments (Continued)

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash and accounts payable. The Company’s cash, which is carried at fair value, is classified as a Level 1 financial instrument. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Stock Based Compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740. The Company provides for federal and provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Page | 7

LSEB Creative Corp.

5.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued.)

Revenue Recognition

The Company recognizes revenue in accordance with ASC-606 by,

●	identifying the contract(s) with a customer,

●	identifying the performance obligations in the contract,

●	determining the transaction price,

●	allocating the transaction price to the performance obligations in the contract and

●	recognizing revenue when the performance obligation is satisfied.

Accordingly, the Company recognizes revenue when performance obligations under the terms of the contracts are satisfied. Our performance obligations primarily consist of delivering products to our customers. Control is transferred upon providing the products to customers upon shipment of our products to the consumers from our ecommerce sites. Once control is transferred to the customer, we have completed our performance obligation.

Equipment

Equipment is stated at cost less accumulated depreciation and depreciated over their estimated useful lives at the following rate and method.

Furniture and fixtures	20% per annum - declining balance method
Computer	30% per annum - declining balance method

Routine repairs and maintenance are expensed as incurred. Improvements, that are betterments, are capitalized at cost. The Company recognizes full quarter’s depreciation in the quarter when the asset is acquired.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which simplifies the accounting for income taxes by removing certain exceptions for recognizing deferred taxes for investments, performing intraperiod tax allocations and calculating income taxes in interim periods. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for the Company beginning May 1, 2021. The Company has reviewed the provisions of this new pronouncement and the adoption of this guidance is not expected to have an impact on financial position or results of operations.

In March 2020, the FASB issued ASU No. 2020-04 “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” These amendments provide temporary optional guidance to ease the potential burden in accounting for reference rate reform. The ASU provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. It is intended to help stakeholders during the global market-wide reference rate transition period. The guidance is effective for all entities as of March 12, 2020 through December 31, 2022 and can be adopted as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020. The Company has identified loans and other financial instruments that are directly or indirectly influenced by LIBOR and does not expect the adoption of ASU 2020-04 to have a material impact on its consolidated financial statements.

Page | 8

LSEB Creative Corp.

6.	EQUIPMENT

	September 30, 2021	March 31, 2021
Cost
Opening	2,744	2,391
Addition	—	353
Disposal	—	—
Closing	2,744	2,744
Acc Dep
Opening	1,008	179
Depreciation	130	688
Disposal	—	—
Closing	1,138	867
Net Book Value	1,606	1,877

7.	ADVANCES FROM A RELATED PARTY & RELATED PARTY TRANSACTIONS

These advances are from a shareholder of the Company. The amount is non-interest bearing, unsecured and due on demand. The carrying value of the advances approximates the market value due to the short-term maturity of the financial instruments.

	September 30,	March 31,
	2021	2021
	$	$
Jordan Starkman	2,517	11,220
Lauren Bentley	7,224	13,099
TOTAL	9,741	24,319

The Company’s transactions with related parties were carried out on normal commercial terms and in the course of the Company’s business. Other than those disclosed elsewhere in the financial statements, the related party transactions for the six month period ending 30 September 2021 were $1,940 (30 September 2020: $543)

8.	STOCKHOLDERS’ DEFICIENCY

Authorized stock

Preferred stock

The Company is authorized to issue 5,000,000 preferred shares with a par value of $0.0001.

Common stock

The Company is authorized to issue 500,000,000 common shares with a par value of $0.0001.

Page | 9

LSEB Creative Corp.

8.	STOCKHOLDERS’ DEFICIENCY (Continued.)

Issued stock

Preferred stock

As at September 30, 2021, the company has not issued any preferred stock.

Common stock

As at September 30, 2021, the company has 11,743,000 shares of common stock issued and outstanding.

On April 3, 2019 (Inception) the Company issued 5,600,000 common shares at par to one of the directors as stock-based compensation. The company recognized the total amount of $560 as Consulting expense in Statement of Operations.

On April 3, 2019 (Inception) the Company issued 2,500,000 common shares at par to one of the directors as a settlement of his liability. The Company applied the total value of $250 against payable to the Director.

On April 3, 2019 (Inception) the Company issued 400,000 common shares at par as a compensation in lieu of consulting agreement. The company recognized the total amount of $40 as Consulting expense in Statement of Operations.

During the ending March 31, 2020, the Company issued 650,000 common shares for consulting services at $.01 per share. The Company recognized the total amount of $6,500 as Consulting expense in Statement of Operations.

During the ending March 31, 2020, the Company issued 175,000 common shares for consulting services at $.10 per share. The Company recognized the total amount of $17,500 as Consulting expense in Statement of Operations

From April 3, 2019 to March 31, 2020, the Company completed non-brokered private placements of 220,000 shares of common stock at $.10 per share for proceeds of $22,000.

On April 17, 2020 and April 30, 2020, the Company issued 5,000 and 3,000 common shares for consulting services at $0.10 per share. The Company recognized the total amount of $800 as Consulting expense in Statement of Operations.

On March 25, 2021, the Company issued 150,000 shares for legal services in relation to the Company’s S1 filing rendered at $.10 per share. The Company recognized the total amount of $15,000 as Legal & Professional Fee in Statement of Operations.

During the year ending March 31, 2021, the Company completed non-brokered private placements of 970,000 shares of common stock at $.10 per share for proceeds of $97,000.

On July 23, 2021, the Company issued 750,000 shares of common stock at $0.10 per share for the cash payment of $75,000.

On July 29, 2021, the Company issued 150,000 shares of common stock at $0.10 per share for the cash payment of $15,000.

On August 1, 2021, the Company issued 150,000 shares of common stock at $0.10 per share for consulting services. The 150,000 shares were issued upon signing of the consulting agreement and are nonrefundable.

On August 4, 2021, the Company issued 20,000 shares of common stock at $0.10 per share for the cash payment of $2,000.

Page | 10

LSEB Creative Corp.

9.	COVID-19 AND MARKET UPDATE

As a result of the COVID-19 pandemic, we experienced some disruptions throughout calendar years 2020 and 2021, which delayed our strategic business timelines to establish and launch our brand however fortunately there was no material financial impact as the focus even prior to COVID was to have an effective and efficient E-commerce website through which we reach target customers.

Management still continues to monitor the short- and long-term impacts of the pandemic. We continue to be cautiously optimistic about the markets in which we operate and the customers we serve; however, should there be a slowdown in economic activity due to an increase in more contagious variants of the virus or surges in the number of cases, it is possible that projects could be delayed or canceled or that we could experience further realignment of timelines for launch of the brand.

The extent to which our business and results of operations are impacted in future periods will also depend upon a number of other factors. These include the duration and extent of the pandemic; limitations on the ability of our employees to perform their work due to illness caused by the pandemic or local, state, or federal orders requiring employees to quarantine; the extent, duration, and effective execution of ongoing government stabilization and recovery efforts; the efficacy and adoption of vaccines or other preventative treatments; our customers’ demand for our services; our ability to continue to safely and effectively operate in this environment; and the ability of our customers to pay us for services rendered. The impact of the COVID-19 pandemic on our vendors and the materials utilized in our operations continues to evolve and may have an adverse impact on our operations in future periods. Any of these events could have a material adverse effect on our business, financial condition, and/or results of operations. Furthermore, we are required to frequently travel to Europe to visit our manufacturer and suppliers, and the travel restrictions due to COVID-19 has delayed our sourcing and production.

10.	CONTINGENCIES AND COMMITMENTS

The Company has entered into a number of Consulting Agreements and pursuant to the Agreements the Company may be required to pay a 2%-3% finder’s fee associated with any new financings as of March 31, 2021 and 2020, and for the six month period ended September 30, 2021. The Company has not paid a finder’s fee related to the capital raised as of September 30, 2021, and as of the date of this filing.

The Company has no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

11.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to November 3, 2021, the date the financial statements were issued, pursuant to the requirements of ASC 855 and has determined there are no material subsequent events to report.

Page | 11

LSEB Creative Corp.

Audited Financial Statements

LSEB Creative Corp.

Years ended March 31, 2021 and 2020

Page | 1

LSEB Creative Corp.

LSEB Creative Corp.

Financial Statements

For the Years ending March 31, 2021 and 2020

Page | 2

LSEB Creative Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of LSEB Creative Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of LSEB Creative Corporation (“the Company”) as of March 31, 2021 and 2020, and the related statements of operations, shareholders’ deficiency, and cash flows for the year ending March 31, 2021 and for the period from April 3, 2019, (inception) to March 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations, comprehensive loss (income), and its cash flows for the year ending March 31, 2021 and for the period from April 3, 2019, (inception) to March 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred losses from inception and has not yet commenced its principal operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2021.

Spokane, Washington

September 2, 2021

Page | 3

LSEB Creative Corp.

BALANCE SHEETS
(Expressed in US dollars)

	March 31,	March 31,
	2021	2020
	$	$
ASSETS
Current assets
Cash	14,494	5,361
Trust Account	60,000	—
Prepayments and Other Receivables	15,000	4,188
Total current assets	89,494	9,549

Non-current assets
Equipment, net [Note 5]	1,877	2,212
Total assets	91,371	11,761

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable	1,590	705
Accrued liabilities	10,000	5,000
Advances from a related party [Note 6]	24,318	17,751
Total current liabilities	35,908	23,456

Stockholders’ deficiency
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, Nil preferred shares outstanding at March 31 2021 (March 31, 2020: Nil),	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 10,673,000 common shares outstanding as at March 31, 2021 (March 31, 2020 : 9,545,000 ) [Note 7]	1,067	955
Additional paid-in capital [Note 7]	158,583	45,896
Accumulated deficit	(104,187)	(58,546)
Total stockholders’ deficiency	55,463	(11,695)
Total liabilities and stockholders’ deficiency	91,371	11,761

See accompanying notes

Going concern (Note 3)
Related party transactions and balances (Note 6)
Contingencies and Commitments (Note 9)
Subsequent events (Note 11)

Page | 4

LSEB Creative Corp.

STATEMENTS OF OPERATIONS
(Expressed in US dollars)

	For the	From
	year ended	April 3, 2019 (inception)
	March 31, 2021	March 31, 2020
	$	$
EXPENSES
Advertising & promotion	10,830	841
General & Administrative Expenses	1,785	3,549
Stock based compensation	15,799	24,601
Consulting Expenses	7,088	11,432
Legal & Professional Fee	6,830	5,931
Office and general	3,836	12,143
Depreciation [Note 5]	688	179
Total operating expenses	46,856	58,676
Net income/ (loss) from operations	(46,856)	(58,676)
Exchange Gain/(Loss)	1,215	130
Net income/(loss) from operations before income taxes	(45,641)	(58,546)
Income taxes [Note 10]	—	—
Net income/(loss) for the year	(45,641)	(58,546)
Loss per share, basic and diluted	(0.0043)	(0.0066)
Weighted average number of common shares outstanding	10,673,000	9,545,000

See accompanying notes

Page | 5

LSEB Creative Corp.

STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

(Expressed in US dollars)

	Common stock		Additional Accumulated		Total
			paid-in		stockholders’
	Shares	Amount	capital	deficit	deficiency
		$	$	$	$
April 3, 2019 (inception)	—	—	—	—	—
Stock based Compensation	6,825,000	683	23,918	—	24,601
Shares issued against settlement of liability	2,500,000	250	—	—	250
Proceeds from shares issued	220,000	22	21,978	—	22,000
Net loss	—	—	—	(58,546)	(58,546)
March 31, 2020	9,545,000	955	45,896	(58,546)	(11,695)
Stock based Compensation	158,000	15	15,784	—	15,799
Proceeds from shares issued	970,000	97	96,903	—	97,000
Net loss	—	—	—	(45,641)	(45,641)
March 31, 2021	10,673,000	1,067	158,583	(104,187)	55,463

See accompanying notes

Page | 6

LSEB Creative Corp.

STATEMENTS OF CASH FLOWS
(Expressed in US dollars)

	For the	From
	period ended	April 3, 2019 (inception)
	March 31, 2021	March 31, 2020
	$	$
OPERATING ACTIVITIES
Net loss for the year	(45,641)	(58,546)
Items not affecting cash
Depreciation	688	179
Stock based compensation	15,799	24,601
Change in trust account	(60,000)	—
Change in prepaid and sundry	(10,812)	(4,188)
Change in accrued liability	5,000	5,000
Change in accounts payable	885	705
Net cash used in operating activities	(94,081)	(32,249)

INVESTING ACTIVITIES
Acquisition of equipment	(353)	(2,391)
Net cash used in investing activities	(353)	(2,391)

FINANCING ACTIVITIES
Proceeds from Related Parties advances	34,572	29,090
Repayments of Related Parties advances	(28,005)	(11,339)
Shares issued against settlement of liability	—	250
Issue of common stock, net of issuance costs	97,000	22,000
Net cash provided by/(used in) financing activities	103,567	40,001

Net decrease in cash during the year	9,133	5,361
Cash, beginning of year	5,361	—
Cash, end of year	14,494	5,361

See accompanying notes

Page | 7

1.	NATURE OF OPERATIONS

LSEB Creative Corp. was incorporated as “Profit Corporation” on April 3rd, 2019 under Wyoming State regulations with registered office at 1920 Thomes Ave Ste 610, Cheynne, WY.

LSEB Creative Corp. is a specialty retailer that offers men and women elevated swimwear designs, constructed with the highest quality materials and techniques. Our product concept focuses on coordinating items within the men’s and women’s sub- categories, which allows customers the ability to coordinate with their partner. It’s this concept, along with our noteworthy fabrics, construction techniques, and “ready-to-wear” inspired designs that will allow LSEB to capture a new space within the market.

Its aim is to become a leading retailer in the global luxury fashion industry. The corporation is currently involved in concept, design, manufacturing, and distribution of its products with emphasis on its swim wear category.

The Company operates under the web-site address lsebcreative.com and its e-commerce platform laurenbentleyswim.com which is complete however due to Covid, the Company is waiting for the appropriate time to launch and make the site live.

2.	BASIS OF PRESENTATION, MEASUREMENT AND CONSOLIDATION

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States dollars (“USD”).

3.	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue on a going concern basis. As disclosed in the balance sheet, the Company has accumulated losses at reporting period. The ability of the Company to continue as a going-concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing to provide continuation of the Company’s operations. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. The Company is actively seeking financing to fully execute the next phase of the Company’s growth initiatives. Any capital raised will be through either a private placement or a convertible debenture and will result in the issuance of common shares from the Company’s authorized capital. The Company believes it can satisfy minimum cash requirements for the next twelve months with either an equity financing, convertible debenture or if needed, loans from shareholders.

There can be no assurance that the Company will be able to continue to raise funds, in which case the Company may be unable to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in these audited financial statements. The company has experienced recurring losses that raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

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4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

As of March 31, 2021, the Company had a cash balance of $14,494 (March 31, 2020: $5,361). Cash includes cash on hand and balances with banks.

Trust Account

As of March 31, 2021, $60,000 was held in a lawyer’s trust account pending completion of the transaction and was received by the Company subsequent to the March 31, 2021 year end. There were no restrictions on this amount. Refer note 7 of this Financial Statements.

Advertising & Promotions

Advertising costs are recognized as expense in Statement of operations for the period when incurred . For the year ending March 31, 2021, company recognized $ 10,830 (March 31, 2020 : $841)

Use of Estimates

The preparation of audited financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include: deferred income tax assets and related valuation allowance, valuation of convertible notes, warrants and accruals. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Loss Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at each period end.

Foreign Currency Translation

The functional currency of the Company is United Stated dollar . Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. All exchange gains or losses arising from translation of these foreign currency transactions are included in Statement of operations. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

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4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued.)

Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

●	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

Fair Value of Financial Instruments (Continued)

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash and accounts payable. The Company’s cash, which is carried at fair value, is classified as a Level 1 financial instrument. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Stock Based Compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share- based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740. The Company provides for federal and provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with ASC-606 by,

●	identifying the contract(s) with a customer,

●	identifying the performance obligations in the contract,

●	determining the transaction price,

●	allocating the transaction price to the performance obligations in the contract and

●	recognizing revenue when the performance obligation is satisfied.

Accordingly, the Company recognizes revenue when performance obligations under the terms of the contracts are satisfied. Our performance obligations primarily consist of delivering products to our customers. Control is transferred upon providing the products to customers upon shipment of our products to the consumers from our ecommerce sites. Once control is transferred to the customer, we have completed our performance obligation.

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4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued.)

Equipment

Equipment is stated at cost less accumulated depreciation and depreciated over their estimated useful lives at the following rate and method.

Furniture and fixtures	20% per annum - declining balance method

Computer	30% per annum - declining balance method

Routine repairs and maintenance are expensed as incurred. Improvements, that are betterments, are capitalized at cost. The Company recognizes full quarter’s depreciation in the quarter when the asset is acquired.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which simplifies the accounting for income taxes by removing certain exceptions for recognizing deferred taxes for investments, performing intraperiod tax allocations and calculating income taxes in interim periods. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for the Company beginning May 1, 2021. The Company has reviewed the provisions of this new pronouncement and the adoption of this guidance is not expected to have an impact on financial position or results of operations.

In March 2020, the FASB issued ASU No. 2020-04 “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” These amendments provide temporary optional guidance to ease the potential burden in accounting for reference rate reform. The ASU provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. It is intended to help stakeholders during the global market-wide reference rate transition period. The guidance is effective for all entities as of March 12, 2020 through December 31, 2022 and can be adopted as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020. The Company has identified loans and other financial instruments that are directly or indirectly influenced by LIBOR and does not expect the adoption of ASU 2020-04 to have a material impact on its consolidated financial statements.

5.	EQUIPMENT

	March 31, 2020	March 31, 2021
	Computer	Computer
Cost
Opening		2,391
Addition	2,391	353
Disposal	-	-
Closing	2,391	2,744
Acc Dep
Opening	-	179
Depreciation	179	688
Disposal	-	-
Closing	179	867
Net Book Value	2,212	1,877

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6.	ADVANCES FROM A RELATED PARTY & RELATED PARTY TRANSACTIONS

These advances are from a shareholder of the Company. The amount is non-interest bearing, unsecured and due on demand. The carrying value of the advances approximates the market value due to the short-term maturity of the financial instruments.

	March 31, 2021 $	March 31, 2020 $
Jordan Starkman	11,220	9,553
Lauren Bentley	13,099	8,198
	24,319	17,751

The Company’s transactions with related parties were carried out on normal commercial terms and in the course of the Company’s business. Other than those disclosed elsewhere in the financial statements, the related party transactions for the year ending 31 March 2021 were $17,795 (31st March 2020: $20,170)

7.	STOCKHOLDERS’ DEFICIENCY

Authorized stock

Preferred stock

The Company is authorized to issue 5,000,000 preferred shares with a par value of $0.0001.

Common stock

The Company is authorized to issue 500,000,000 common shares with a par value of $0.0001.

Issued stock

Preferred stock

As at March 31, 2021, the company has not issued any preferred stock.

Common stock

On April 3, 2019 (Inception) the Company issued 5,600,000 common shares at par to one of the directors as stock-based compensation. The company recognized the total amount of $560 as Consulting expense in Statement of Operations.

On April 3, 2019 (Inception) the Company issued 2,500,000 common shares at par to one of the directors as a settlement of his liability. The Company applied the total value of $250 against payable to the Director.

On April 3, 2019 (Inception) the Company issued 400,000 common shares at par as a compensation in lieu of consulting agreement. The company recognized the total amount of $40 as Consulting expense in Statement of Operations.

During the ending March 31, 2020, the Company issued 650,000 common shares for consulting services at $.01 per share. The Company recognized the total amount of $6,500 as Consulting expense in Statement of Operations.

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During the ending March 31, 2020, the Company issued 175,000 common shares for consulting services at $.10 per share. The Company recognized the total amount of $17,500 as Consulting expense in Statement of Operations

From April 3, 2019 to March 31, 2020, the Company completed non-brokered private placements of 220,000 shares of common stock at $.10 per share for proceeds of $22,000.

On April 17, 2020 and April 30, 2020, the Company issued 5,000 and 3,000 common shares for consulting services at $0.10 per share. The Company recognized the total amount of $800 as Consulting expense in Statement of Operations.

On March 25, 2021, the Company issued 150,000 shares for legal services in relation to the Company’s S1 filing rendered at $.10 per share. The Company recognized the total amount of $15,000 as Legal & Professional Fee in Statement of Operations.

During the year ending March 31, 2021, the Company completed non-brokered private placements of 970,000 shares of common stock at $.10 per share for proceeds of $97,000. As of March 31, 2021, $60,000 was held in a lawyer’s trust account pending completion of the transaction and was received by the Company subsequent to the March 31, 2021 year end. Refer note 4 of this Financial Statements

8.	COVID-19 AND MARKET UPDATE

As a result of the COVID-19 pandemic, we experienced some disruptions throughout calendar years 2020 and 2021, which delayed our strategic business timelines to establish and launch our brand however fortunately there was no material financial impact as the focus even prior to COVID was to have an effective and efficient E-commerce website through which we reach target customers.

Management still continues to monitor the short- and long-term impacts of the pandemic. We continue to be cautiously optimistic about the markets in which we operate and the customers we serve; however, should there be a slowdown in economic activity due to an increase in more contagious variants of the virus or surges in the number of cases, it is possible that projects could be delayed or canceled or that we could experience further realignment of timelines for launch of the brand.

The extent to which our business and results of operations are impacted in future periods will also depend upon a number of other factors. These include the duration and extent of the pandemic; limitations on the ability of our employees to perform their work due to illness caused by the pandemic or local, state, or federal orders requiring employees to quarantine; the extent, duration, and effective execution of ongoing government stabilization and recovery efforts; the efficacy and adoption of vaccines or other preventative treatments; our customers’ demand for our services; our ability to continue to safely and effectively operate in this environment; and the ability of our customers to pay us for services rendered. The impact of the COVID-19 pandemic on our vendors and the materials utilized in our operations continues to evolve and may have an adverse impact on our operations in future periods. Any of these events could have a material adverse effect on our business, financial condition, and/or results of operations. Furthermore, we are required to frequently travel to Europe to visit our manufacturer and suppliers, and the travel restrictions due to COVID-19 has delayed our sourcing and production.

9.	CONTINGENCIES AND COMMITMENTS

The Company has entered into a number of Consulting Agreements and pursuant to the Agreements the Company may be required to pay a 2%-3% finder’s fee associated with any new financings as of March 31, 2021 and 2020. The Company has not paid a finder’s fee related to the capital raised as of March 31, 2021.

The Company has no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

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10.	INCOME TAXES

Income taxes

The provision for income taxes differs from the amounts which would be provided by applying a United States Federal corporate income tax rate of approximately 28% for the years ended March 31, 2021 (since inception to March 31, 2020: 21%) as follows:

	For the year ended March 31, 2021	From April 3, 2019 (inception) March 31, 2020
Loss before income tax	(45,641)	(58,546)
Expected Income tax recovery	(12,779)	(12,295)
Change in valuation allowance	12,779	12,295
Net Tax Income	-	-

Deferred tax assets

	March 31,	March 31,
	2021	2020
Non-capital loss carry forwards	29,172	12,295
Change in valuation allowance	(29,172)	(12,295)
Net Deferred Tax Asset	-	-

As of March 31, 2020, the Company determined that a valuation allowance relating to above deferred tax asset of the Company was necessary. This determination was based largely on the negative evidence represented by the losses incurred in the previous years. The Company decided not to recognize any deferred tax asset, as it is unlikely to be realized. Therefore, a valuation allowance of $29,172 for the year ended March 31, 2021 (since inception to March 31, 2020: $12,295) was recorded to offset deferred tax assets.

As of March 31, 2021, the Company has approximately $58,546 (March 31, 2020: $104,187) of non-capital losses available to offset future taxable income. Based on the Tax Cuts and Jobs Act, federal net operating losses carryforward from 2019 are subject to an 80% limitation on taxable income, do not expire and could be carried indefinitely.

11.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to September 2, 2021, the date the financial statements were available to be issued, pursuant to the requirements of ASC 855 and has determined there are no material subsequent events to report except for the following.

●	On July 23, 2021, the Company issued 750,000 shares of common stock at $0.10 per share for the cash payment of $75,000.

●	On July 29, 2021, the Company issued 150,000 shares of common stock at $0.10 per share for the cash payment of $15,000.

●	On August 1, 2021, the Company issued 150,000 shares of common stock at $0.10 per share for consulting services.

●	On August 4, 2021, the Company issued 20,000 shares of common stock at $0.10 per share for the cash payment of $2,000.

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Item 12. Incorporation of Certain Information by Reference.

N/A

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering.

Item	Amount
SEC Registration Fee	$33
Legal Fees and Expenses*	$15,000
Accounting Fees and Expenses*	$17,000
Miscellaneous*	$5,000
Total*	$32,033

Item 14. Indemnification of Officers and Directors

Our directors and officers are indemnified as provided by the Wyoming Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Wyoming on April 3, 2019 and 5,600,000 shares of common stock were issued to Lauren Bentley for $560. In April 2019, 2,500,000 shares were issued to Jordan Starkman.  These shares were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to Lauren Bentley and Jordan Starkman as founders shares. These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Bentley and Mr. Starkman had the necessary investment intent as required by Section 4(a)(2) since the agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act of 1933 for this transaction.

In April 2019, 400,000 shares were issued to Holly Houk for design and consulting services and are considered founders shares.  In April 2019, the company issued an additional 350,000 shares to Emily Field for consulting fees and services rendered.  In May 2019, the company issued 300,000 shares to Makmo Trading Corp for consulting fees,  and in June 2019, 175,000 shares were issued to George Gallo for consulting fees and services rendered. In April 2020, a further 5,000 shares were issued to Joanna Barrass and 3,000 shares to Katherine Jankul-Tsallis for design work and consulting services. These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Holly Houk, George Gallo, Makmo Trading, Emily Field, Joanna Barrass, and Katherine Jankul-Tsallis  had the necessary investment intent as required by Section 4(a)(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act of 1933 for this transaction.

In March 2021 we issued 150,000 common shares to Brunson Chandler & Jones, PLLC in exchange for legal services rendered.  These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brunson Chandler & Jones, PLLC had the necessary investment intent as required by Section 4(a)(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act of 1933 for this transaction.

In August 2021 we issued 150,000 common shares to Noba Capital Group LLC in exchange for consulting services rendered.  These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Noba Capital Group LLC had the necessary investment intent as required by Section 4(a)(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act of 1933 for this transaction.

In August 2021, we completed a Regulation S offering in which we sold 2,110,000 shares of common stock to 39 investors, at a price per share of $.10 for an aggregate offering price of $211,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name	No. of Shares

Tiziano Mastrangelo	75,000
Frank Failla	1,000
Pasqualina Marianetti	98,000
George Gallo	170,000
Michael Amoroso	3,000
Filippo Italiano	7,000
Aleksandra Malushaj	10,000
Tariq Nawaz	1,000
George Zarkantzias	1,000
Twayne Taffe	3,000
Elana Silver	10,000
Nancy Failla	1,000
Paul Shulman	1,000
Taryn Johnston	1,000
Jeffrey Fink	3,000
Emily Field	2,500
Terrapave Construction Corp (1)	30,000
Jake Starkman (5)	15,000
Gianluca Brienza	2,000
Mark Somani	2,000
Dipti Thakkar	10,000
Gerardo Danese	7,500
Viviano Gallo (2)	35,000
Salvo Galardini (2)	5,000
Nadia Gallo Pascazi (1)	30,000
Richard Dodd	10,000
Evelyn Guzman	5,000
Ignazio Mancuso	3,000
Kylie Starkman (6)	2,000
Candice Steinberg	25,000
Taylor Powell	600,000
Donna Rossman	1,000
Logan Bentley (3)	15,000
Kendall Bentley (4)	5,000
Antonio Occhipinti	20,000
Yoan Perez	75,000
Yosdanis Menendez	75,000
Faiyaz Bux	750,000

(1)	Domenico Pascazi is controlling shareholder of TerraPave Construction Corp. Domenico Pascazi and Nadia Gallo Pascazi are husband and wife.

(2)	Salvo Galardini and Viviano Gallo are husband and wife.

(3)	Logan Bentley is the brother of Lauren Bentley, the Company’s President.

(4)	Kendall Bentley is the brother of Lauren Bentley, the Company’s President.

(5)	Jake Starkman is the son of Jordan Starkman, the Company’s CFO.

(6)	Kylie Starkman is the daughter of Jordan Starkman, the Company’s CFO.

We issued these shares in reliance on the safe harbor provided by Regulation S or Section 4(a)(2) promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not “U.S. Persons” as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. We made this determination based on the representations of the  Shareholders which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption there from.

Regulation S Compliance

☐

Each offer or sale was made in an offshore transaction;

☐

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

☐

Offering restrictions were, and are, implemented;

☐

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

☐

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

☐

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act;

☐

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act; and

We are required, either by contract or a provision in our bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included as part of this Form S-1.

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Counsel on legality of securities being registered
23.1	Consent of Fruci Associates II

Item 17. Undertakings

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 8, 2021.

LSEB Creative Corp.

/s/ Lauren Bentley
By: Lauren Bentley
Its: Principal Executive Officer, Chairman of the Board of Directors

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By:	/s/Lauren Bentley
Lauren Bentley
President, Director, Principal Executive Officer,

By:	/s/Jordan Starkman
Jordan Starkman
Director, Chief Financial Officer, Principal Accounting Officer